                                                                    EXHIBIT 99.2

                                        [COMPOSITE COPY INCORPORATING THE FIRST,
                              SECOND, THIRD, FOURTH, FIFTH AND SIXTH AMENDMENTS]

                                                                   EXHIBIT VIIIA

                       [FORM OF AIRCRAFT LEASE AGREEMENT]

--------------------------------------------------------------------------------

                                 LEASE AGREEMENT

                                   [(N_____)]

                           DATED AS OF APRIL 25, 2000

                                     BETWEEN

                       ATLAS FREIGHTER LEASING III, INC.,
                                     Lessor

                                       and

                                ATLAS AIR, INC.,
                                     Lessee

                        --------------------------------

                           One Boeing B747-200 Aircraft
                          U.S. Registration No. [N_____]
                        Manufacturer's Serial No. [____]

                        ---------------------------------

--------------------------------------------------------------------------------

THE LESSOR HAS ASSIGNED TO THE AGENT CERTAIN OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE AGENT ON THE SIGNATURE PAGE HEREOF.

                                TABLE OF CONTENTS

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SECTION 1.  Definitions.........................................................................................      1

SECTION 2.  Acceptance and Lease................................................................................     22

SECTION 3.  Term and Rent.......................................................................................     22

   (a)  Term and Basic Rent.....................................................................................     22
   (b)  Adjustments to Basic Rent...............................................................................     22
   (c)  Supplemental Rent.......................................................................................     22
   (d)  Payments in General.....................................................................................     23
   (e)  Minimum Rent............................................................................................     23
   (f)  Prepayment of Rent Payments:............................................................................     23

SECTION 4.  Certain Representations and Warranties..............................................................     24

SECTION 5.  Lessee's Representations and Warranties.............................................................     25

SECTION 6.  Lessee's Affirmative Covenants......................................................................     30

SECTION 7.  Lessee's Negative Covenants.........................................................................     37

SECTION 8.  Return of the Aircraft..............................................................................     51

   (a)  Condition Upon Return...................................................................................     51
   (b)  Overhaul and Repair.....................................................................................     52
   (c)  Repairs.................................................................................................     52
   (d)  Modifications...........................................................................................     52
   (e)  Airworthiness Directives................................................................................     52
   (f)  Return of the Engines...................................................................................     52
   (g)  Deferred Maintenance....................................................................................     52
   (h)  Corrosion Treatment.....................................................................................     52
   (i)  Manuals.................................................................................................     52
   (j)  Storage Upon Return.....................................................................................     53
   (k)  Severable Parts.........................................................................................     53
   (l)  Survival................................................................................................     53
   (m)  Deregistration and Export...............................................................................     53

SECTION 9.  Liens ..............................................................................................     54

SECTION 10.  Registration, Maintenance and Operation; Possession and Subleases; Insignia........................     54

   (a)  Maintenance and Operation...............................................................................     54



                                      (i)

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
   (b)  Possession..............................................................................................     56
   (c)  Insignia................................................................................................     58
   (d)  Holding Out.............................................................................................     59
   (e)  No Pledging of Credit...................................................................................     59
   (f)  Title...................................................................................................     59
   (g)  Information and Records.................................................................................     60

SECTION 11.  Replacement and Pooling of Parts; Alterations, Modifications and Additions.........................     60

SECTION 12.  Indemnities........................................................................................     62

SECTION 13.  Event of Loss......................................................................................     63

SECTION 14.  Insurance..........................................................................................     65

SECTION 15.  Assignment.........................................................................................     68

SECTION 16.  Events of Default..................................................................................     68

SECTION 17.  Remedies ..........................................................................................     72

SECTION 18.  Lessee's Cooperation Concerning Certain Matters....................................................     74

SECTION 19.  Notices ...........................................................................................     75

SECTION 20.  Net Lease, True Lease, etc.........................................................................     75

SECTION 21.  Purchase Option....................................................................................     76

   (a)  Purchase Option.........................................................................................     76
   (b)  Notice of Purchase......................................................................................     77

SECTION 22.  Lessor's Right to Perform for Lessee...............................................................     77

SECTION 23.  Miscellaneous......................................................................................     77

SECTION 24.  Security for Lessor's Obligations..................................................................     78



                                      (ii)

                                    SCHEDULES

SCHEDULE 5(a)(iii)         Subsidiaries

SCHEDULE 7(a)(4)           Indebtedness

SCHEDULE 7(b)              Existing Liens

SCHEDULE 7(c)(v)           Investments

SCHEDULE 7(d)(4)           Contingent Obligations

                                    EXHIBITS

EXHIBIT A    Form of Lease Supplement

EXHIBIT B    Basic Rent Schedule

EXHIBIT C    Stipulated Loss Value Schedule

EXHIBIT D    Compliance Certificate



                                      (ii)

                                 LEASE AGREEMENT

                  LEASE AGREEMENT dated as of April 25, 2000, between ATLAS FREIGHTER LEASING III, INC., a Delaware corporation (the "Lessor"), and ATLAS AIR, INC., a Delaware corporation (the "Lessee").

                              W I T N E S S E T H :

                  WHEREAS, the Lessee desires to lease from the Lessor and the Lessor is willing to lease to the Lessee the Aircraft upon the terms and subject to the conditions of this Lease;

                  WHEREAS, the Lessor and the Lessee desire that this be a net lease;

                  WHEREAS, the Lessor has incurred certain Loans under the Credit Agreement in connection with the Aircraft to be leased pursuant to the terms of this Lease and other similar aircraft and spare engines to be leased pursuant to the other Leases:

                  WHEREAS, the Lessor and the Lessee desire that this Lease be, and be treated as, a Lease for federal income tax purposes.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the Lessor and the Lessee hereby agree as follows:

                  SECTION 1. Definitions. All capitalized terms used herein shall have the respective meanings set forth in this section.

         "ACCEPTABLE ALTERNATE AIRFRAME" means a Boeing 747-200 that is in a cargo configuration capable of immediate operation in the business of the Lessee and has a maximum gross takeoff weight of at least 800,000 pounds and is of the equivalent or greater residual value, condition, utility, airworthiness, and remaining useful life and that shall have been maintained, serviced, repaired and overhauled in substantially the same manner as required under this Lease without in any way discriminating against such airframe.

         "ACCEPTABLE ALTERNATE ENGINE" means a General Electric CF6-50E2 engine or an engine of the same or another manufacturer of equivalent or greater residual value, condition, utility, airworthiness, and remaining useful life and suitable for installation and use on the Airframe; provided, that such engine shall be of the same make, model and manufacturer as the other engines installed on the Airframe, shall be an engine of a type then being utilized by Lessee on other Boeing 747-200 aircraft operated by Lessee, and shall have been maintained, serviced, repaired and overhauled in substantially the same manner as required under this Lease without in any way discriminating against such engine.

         "ACMI CONTRACT" means (i) any contract entered into by the Lessee pursuant to which the Lessee furnishes the aircraft, crew, maintenance and insurance and customers bear all other operating expenses and (ii) any similar contract in which the customer provides the flight crew, all substantially in accordance with the Lessee's historical practices.

         "ACMI CONTRACTED AIRCRAFT" means an aircraft acquired by the Lessee or its Subsidiaries and intended to be used in connection with an ACMI Contract entered into at the time of the acquisition of such aircraft (which ACMI Contract shall not represent a renewal or replacement of a prior ACMI Contract unless the aircraft used pursuant to such prior ACMI Contract was operated under an operating lease and returned to the lessor) which is in effect on the date of calculation and has a remaining term of one year or more on the date such aircraft was intended to be used in connection with such ACMI Contract (subject to cancellation terms, which may include the right to cancel on six months notice). When making any calculation on a Pro Forma Basis, effect shall be given to the acquisition of an ACMI Contracted Aircraft by adding to the appropriate components of Consolidated Adjusted EBITDA (i) the net projected annualized revenues from the operation of the ACMI Contracted Aircraft under such ACMI Contract for that portion of the period for which Consolidated Adjusted EBITDA is being calculated prior to the acquisition of such aircraft, assuming operation for the minimum guaranteed number of block hours (less any block hours subject to cancellation) at the minimum guaranteed rate under such ACMI Contract less (ii) the projected annualized cash operating expenses from such operation for the same period for which the related projected revenues are determined in clause (i) above; provided, that such projected cash operating expenses shall not be less on a per block hour basis than the average historical per block hour operating expenses of the Lessee for the four full fiscal quarters immediately preceding the date of calculation; and provided further, that if such aircraft is of a model other than a Boeing 747 freighter, such projected cash operating expenses shall include maintenance costs which shall not be less than the average for such aircraft type disclosed on the most recently available DOT Forms 41 with respect to such aircraft type or any summary of such data as reported in a nationally recognized industry publication. For purposes of this definition, "ACMI CONTRACT" shall include contracts pursuant to which the Lessee does not pay any crew costs, in which event pro forma effect shall be given as described above but excluding from the projected annualized cash operating expenses all crew costs. Cash operating expenses means for purposes of this definition consolidated operating expenses, less consolidated depreciation and amortization and Consolidated Rental Payments, to the extent included in computing consolidated operating expenses.

         "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGENT" shall mean the Administrative Agent under the Credit Agreement.

         "AIRCRAFT" means the Airframe together with the four Engines, whether or not such Engines are installed on the Airframe or any other airframe.

         "AIRCRAFT CHATTEL MORTGAGE" means each Security Agreement and Aircraft Chattel Mortgage entered into in connection with the Credit Agreement.

         "AIRFRAME" means (i) the Boeing aircraft Model 747-200 (excluding Engines or engines from time to time installed thereon) specified by the United States Registration Number and manufacturer's serial number in the Lease Supplement and (ii) any and all Parts that are from time to time incorporated or installed in or attached thereto or that have been removed therefrom, but where title to which remains vested in the Lessor in accordance with this Lease.

         "AMENDED AIRCRAFT CREDIT FACILITY" means the Fourth Amended and Restated Credit Agreement dated as of April 25, 2000, among the Lessee, as borrower, the lenders listed therein, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as administrative agent, without giving effect to any amendments, modifications, supplements or waivers thereof.

         "AMENDED AIRCRAFT CREDIT FACILITY GUARANTY" means that certain guaranty dated as of October 31, 2001, entered into by Holdings for the benefit of the administrative agent and lenders under the Amended Aircraft Credit Facility.

         "APPROVED APPRAISER" means any of AvSolutions, Inc., BK Associates, Inc., Simat, Helliesen & Eichner, Inc., Morton Beyer & Agnew, Inc., AVITAS, Inc., Airclaims, Ltd., Aircraft Information Services, Inc., or any other nationally recognized firm of aircraft appraisers reasonably satisfactory to the Agent.

         "ASSET SALE" means the sale (including any sale-leaseback transaction other than sale-leaseback transactions permitted by subsections 7(i) and 7(j) of this Lease) by the Lessee or any of its Subsidiaries to any other Person of (i) any of the stock of any of the Lessee's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Lessee or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Lessee or any of its Subsidiaries outside of the ordinary course of business, excluding (A) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $5,000,000 or less, (B) transactions related to aircraft engines, components, parts or spare parts pursuant to customary pooling, exchange or similar arrangements, (C) asset swaps involving aircraft engines, components, parts or spare parts, provided that the assets received by the Lessee or any Subsidiary have a fair market value at least equal to the assets transferred (provided that with respect to any asset swap or series of related asset swaps involving assets of the Lessee or any Subsidiary with a fair market value exceeding $10,000,000, such determination shall be made by the Board of Directors of the Lessee), (D) asset sales involving obsolete, worn-out, excess or redundant equipment as long as the proceeds therefrom are used to replace or to upgrade the aircraft or the equipment installed thereon, (E) transactions permitted by Section 9.21 of the Credit Agreement and (F) the sale by the Lessor of a single aircraft pursuant to Section 6.6(ii) of the Credit Agreement.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

         "BASIC RENT" means, for the Term, the rent payable for the Aircraft pursuant to Section 3(a) of this Lease adjusted as provided in Section 3(b) of this Lease.

         "BASIC RENT PAYMENT DATE" means each date set forth on Exhibit B.

         "BOEING" means The Boeing Company or any of its affiliates.

         "BOEING TERM SHEET" means the confidential term sheet dated April 15, 2002, between the Lessee and Boeing related to the proposed lease financing of the New Leased Aircraft.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the States of New York or Colorado or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close.

         "CAPITAL LEASE," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CASH" means money, currency or a credit balance in a Deposit Account.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within two years after the date of purchase; (ii) marketable direct obligations (fixed and/or floating rate) issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within two years after the date of purchase and having, at the time of the acquisition thereof and at all times thereafter, the highest rating obtainable from at least two of S&P, Moody's, and Fitch; (iii) Dollar-denominated marketable direct obligations (fixed and/or floating rate) issued by any corporation or commercial bank, including medium term notes and bonds, deposit notes and eurodollar/yankee notes and bonds, in each case maturing within two years after the date of purchase and, at the time of acquisition thereof and at all times thereafter, both (A) having a rating from at least two of S&P, Moody's, and Fitch and (B) not having a rating of less than A from S&P, A2 from Moody's, or A from Fitch; (iv) Dollar-denominated commercial paper maturing no more than two years from the date of purchase and issued by a corporation or commercial bank that, at the time of the acquisition of the commercial paper and at all times thereafter, both (A) has a short-term credit rating from at least two of S&P, Moody's, and Fitch and (B) does not have a short-term credit rating of less than A-1 (or the equivalent thereof) from S&P, P-1 (or the equivalent thereof) from Moody's, or F1 (or the equivalent thereof) from Fitch; (v) Dollar-denominated certificates of deposit, bankers' acceptances and/or time deposits maturing within two years after the date of purchase and issued or accepted by (a) any Lender or (b) any commercial bank that, at the time of acquisition of such security and at all times thereafter, both (A) has a short-term credit rating from at least two of S&P, Moody's, and Fitch and (B) does not have a short-term credit rating of less than A-1 (or the equivalent thereof) from S&P, P-1 (or the equivalent thereof) from Moody's, or F1 (or the equivalent thereof) from Fitch; (vi) shares of any money market mutual fund that
(a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either of S&P, Moody's, or Fitch; (vii) Dollar-denominated asset-backed securities (excluding any mortgage products) with a stated bullet maturity of no more than two years from the date of purchase and, at the time of acquisition thereof and at all times thereafter, both (A) having a rating from at least two of S&P, Moody's, and Fitch and (B) not having a rating of less than A from S&P, A2 from Moody's, or A from Fitch; (viii) repurchase agreements entered into with financial institutions satisfying the criteria set forth in clause (v) above with terms of not more than thirty days for securities described in clauses (i) and (ii) above and having a fair market value of at least 102% of the amount of the repurchase obligations; and (ix) auction rate securities (auction rate debt and money market preferreds) with terms of not more than ninety days and, at the time of acquisition thereof and at all times thereafter, both (A) having a rating from at least two of S&P, Moody's, and Fitch and (B) not having a rating of less than A from S&P, A2 from Moody's, or A from Fitch.

         "CERTIFICATED AIR CARRIER" means a United States "air carrier" within the meaning of the Federal Aviation Act, operating pursuant to a certificate issued under Section 401 of such Act, or a carrier of comparable status under any successor law or provision.

         "COMPLIANCE CERTIFICATE" means a certificate, substantially in the form of Exhibit D annexed hereto, delivered to the Lessor, the Agent and the Lenders by the Lessee pursuant to subsection 6(a)(3) hereunder.

         "CONSOLIDATED ADJUSTED EBITDA" means, for any period, (I) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income less (II) all cash expenditures reducing reserves appearing on the December 31, 1999, balance sheet of Atlas, all of the foregoing as determined on a consolidated basis for the Lessee and its Subsidiaries in conformity with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of
(i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Lessee and its Subsidiaries) by the Lessee and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Lessee and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by the Lessee and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of the Lessee.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total net interest expense (to be computed by reducing interest expense by the amount of interest income) (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Lessee and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Lessee and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements and Currency Agreements, but excluding, however, any amounts referred to in subsection 2.3 of the Amended Aircraft Credit Facility on or before the Fourth Restatement Date (as such term is defined in the Amended Aircraft Credit Facility).

         "CONSOLIDATED LEVERAGE RATIO" means, as of the last day of any fiscal quarter of the Lessee, the ratio of (i) Consolidated Total Debt as of such date (less Cash and Cash Equivalents held by the Lessee in excess of $25 million as of such date) plus seven times Consolidated Rental Payments (for the four fiscal quarter period ending as of such date) to (ii) Consolidated

Adjusted EBITDA plus Consolidated Rental Payments for the four fiscal quarter period ending as of such date.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Lessee and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of the Lessee) in which any other Person (other than the Lessee or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Lessee or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Lessee or is merged into or consolidated with the Lessee or any of its Subsidiaries or that Person's assets are acquired by the Lessee or any of its Subsidiaries, (iii) the income of any Subsidiary of the Lessee to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any pension plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

         "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of the Lessee and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

         "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by the Lessee and its Subsidiaries on a consolidated basis (excluding rent paid pursuant to the Leases) during that period under all Capital Leases and Operating Leases to which the Lessee or any of its Subsidiaries is a party as lessee (net of sublease income other than income from ACMI Contracts). For the avoidance of doubt, all rental payments to the Lessor shall not be included in Consolidated Rental Payments.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Lessee and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. Notwithstanding anything to the contrary herein, for purposes of Section 7(d) only, the Investments permitted by clauses (vi) and (vii) of Section 7(c) (and any obligation to make such Investments) shall not be treated as Contingent Obligations. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

         "CONTINUING DIRECTORS" shall mean the directors of a Person on the Initial Borrowing Date and each other director, if such other director's nomination for election to the Board of Directors of such Person is recommended by a majority of the then Continuing Directors.

         "CONTRACTUAL OBLIGATION," as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONTRIBUTION" means the "Atlas Contribution" as defined in the Credit Agreement.

         "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of April 25, 2000, by and among the Lessor, as borrower, the Lenders listed therein from time to time and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Administrative Agent for the Lenders, as such agreement may be amended, modified, waived, or supplemented from time to time.

         "CREDIT AGREEMENT THIRD AMENDMENT" means that certain Amendment No. 3, Consent No. 7, and Waiver No. 4 to Credit Agreement, dated as of June 14, 2002, among Atlas Air Worldwide Holdings, Inc., Atlas Air, Inc., Atlas Freighter Leasing II, Inc., Atlas Freighter Leasing III, Inc., the lenders party thereto, and Deutsche Bank Trust Company Americas.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the Lessee or any of its Subsidiaries against fluctuations in currency values.

         "DEFAULT" means any event that, with the giving of notice or the lapse of time or both, would become a Lease Event of Default.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DESIGNATED INDEBTEDNESS" means Indebtedness incurred pursuant to the FINOVA Agreement, the Pass Through Trust Documents, the NationsBanc/Banc of America Agreement, the Senior Note Documents, any Permitted Extension Indebtedness and any Other Permitted Indebtedness.

         "DETERMINATION DATE" has the meaning assigned to that term in subsection 7(a)(6).

         "DOMESTIC AIR CARRIER" means any United States "domestic air carrier", as defined in Part 121 of the Federal Aviation Regulations, that is operating in accordance with the operating certificate and appropriate operations specifications issued under Part 121 or any successor regulation.

         "ELIGIBLE AIRCRAFT" means a Boeing 747-200, 747-300 or 747-400 or MD-11 aircraft, including any engines installed thereon and any spare engines of the same type and model, that (i) is in a cargo configuration capable of immediate operation in the business of the Lessee or is eligible for delivery under a modification agreement with a delivery slot available within a six month period (or is leased for a period of longer than six months until a delivery slot is available), and (ii) has a maximum gross take-off weight ("MTOW") of at least 800,000 pounds, in the case of any 747-200, 747-300, or 747-400 aircraft and 630,000 pounds in the case of any MD-11 aircraft.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA that is, or was at any time, maintained or contributed to by Lessee or any of its ERISA Affiliates.

         "ENGINE" means: (i) each of the four General Electric CF6-50E2 aircraft engines listed in the initial Lease Supplement, whether or not from time to time installed on the Airframe or any other airframe; (ii) any Acceptable Alternate Engine that may from time to time be substituted for any of such four engines pursuant to the terms of the Lease; and (iii) in any case, any and all Parts that are from time to time incorporated or installed in or attached to any such engine and any and all parts removed therefrom so long as title thereto remains vested in the Lessor in accordance herewith. The term "Engines" means, as of any date of determination, all Engines then leased under this Lease.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, claim, suit or order, by any governmental authority or any Person, arising in connection with any alleged or actual violation of Environmental Laws or with any Hazardous Material, or any actual or alleged damage or harm to health, safety or the environment.

         "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirement of governmental authorities relating to environmental matters, including, without limitation, those relating to any Hazardous Materials Activity.

         "EQUIPMENT OBLIGATIONS" means the "Equipment Obligations" as defined in the Credit Agreement.

         "EQUITY PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of the Lessee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation that is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) that is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

         "EVENT OF DEFAULT" means an Event of Default under and as defined in the Credit Agreement.

         "EVENT OF LOSS" means any of the following events with respect to the Aircraft (whether the Airframe or an Engine of such Aircraft or both): (A) loss of such Aircraft or the use thereof due to theft or disappearance of the Aircraft that results in the loss of possession thereof for a period of 120 days (or for a shorter period ending on the date on which there is an insurance settlement for a total loss on the basis of the theft or disappearance of such Aircraft, (B) the destruction, damage beyond repair or rendition of such Aircraft permanently unfit for normal use for any reason whatsoever, (C) the condemnation, confiscation or seizure of, or requisition of title to, or adverse use or possession (other than use by the United States Government if the Lessee obtains adequate compensation from the United States Government) of such Aircraft, (D) as a result of any rule, regulation, order or any other action by the FAA or any other governmental body having jurisdiction, the use of such Aircraft in the normal course of interstate air transportation of persons or cargo shall have been prohibited for a period of more than nine consecutive months unless the Lessee, prior to the expiration of such nine month period, shall have undertaken and shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of such property by the Lessee or, in any event, if such use shall have been prohibited for a period of twelve consecutive months, (E) the operation or location of such Aircraft, while under requisition for use by the United States or any instrumentality or agency thereof, in any area excluded from coverage by any insurance policy in effect with respect to such Aircraft, if the Lessee shall be unable to obtain indemnity or "war-risk" insurance in lieu thereof from the United States, (F) any damage that results in an insurance settlement with respect to such Aircraft on the basis of an actual or constructive total loss or (G) a divestiture of such Airframe as described in Section 4(d)(iii) or Section 4(d)(vi) of any Aircraft Chattel Mortgage under the Credit Agreement. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe of the Aircraft.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "FAIR MARKET SALES VALUE" of the Airframe or any Engine or Spare Engine shall mean the value that would be obtained in an arm's-length transaction between an informed and willing lessee-user or buyer-user (other than a lessee currently in possession or a used equipment dealer) under no compulsion to lease or buy, as the case may be, and an informed and willing lessor or seller, as the case may be, under no compulsion to lease or sell, as the same shall be specified by agreement between the Lessor and the Lessee or, if not agreed to by the Lessor and the Lessee within a period of 15 days after either party requests a determination, then as specified in an appraisal prepared and delivered in New York City by a recognized independent aircraft appraiser, mutually agreed to by the Agent and the Lessee, or, if such appraiser cannot be agreed to within 20 days, then either party may apply to the American Arbitration Association (or any successor organization thereto) in New York City for the appointment of an appraiser, whose determinations shall be final and binding upon the parties hereto. In determining Fair Market Sales Value by appraisal or otherwise, it will be assumed that the Aircraft, Airframe or Engine is in the condition, location and overhaul status in which it is required to be returned to the Lessor pursuant to Section 8 of this Lease, that all modifications and improvements shall be taken into account, that the Lessee has removed all Parts that it is entitled to remove pursuant to Section 11 of this Lease and that the Aircraft is not encumbered by this Lease. Except as otherwise expressly provided in the Lease, all appraisal costs will be shared equally by the Lessor and the Lessee.

         "FEDERAL AVIATION ACT" means the Federal Aviation Act of 1958, as amended and as recodified in Title 49, United States Code, or any similar legislation of the United States enacted to supersede, amend or supplement such Act and the rules and regulations promulgated thereunder.

         "FEDERAL AVIATION ADMINISTRATION" or "FAA" means the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Federal Aviation Act.

         "FINAL MATURITY DATE" means April 25, 2006.

         "FINANCED AIRCRAFT" means all "Financed Aircraft" as defined in the Amended Aircraft Credit Facility.

         "FINOVA AGREEMENT" means that certain Secured Loan Agreement dated as of April 11, 1996, between FINOVA and the Lessee, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Lease.

         "FISCAL YEAR" means the fiscal year of the Lessee.

         "FITCH" means Fitch, Inc.

         "FOREIGN AIR CARRIER" means any "foreign air carrier" as defined in the Act, as to which there is in force a permit issued pursuant to Section 402 of said Act or operators of aircraft operating under or governed by the provisions of Parts 121, 123 or 129 of the Federal Aviation Regulations, in each case that are certificated in a country that is a signatory to the Convention on International Civil Aviation and are operating in conformity with the Annexes thereunder and that fly routes into the United States on a regularly scheduled basis.

         "FUNDING AND PAYMENT OFFICE" means the office of the Agent located at 130 Liberty Street, New York, New York 10006, Attention: Marguerite Sutton.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1 hereunder, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. Financial statements and other information required to be delivered by the Lessee to the Lessor, the Agent and the Lenders pursuant to clauses (1), (2), (3) and (12) of subsection 6(a) hereunder shall be prepared in accordance with GAAP as in effect as of the date of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Lease shall utilize accounting principles and policies in conformity GAAP as in effect as of the date of this Lease.

         "GE CAPITAL LOANS" means the loans to be made pursuant to the credit agreement, in form and substance satisfactory to the Agent, entered into or to be entered into between Holdings and General Electric Capital Corporation in connection with the Polar Air Transaction.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "GSS" means Global Supply Systems, Limited, an English company.

         "GSS PLEDGE" means a non-recourse pledge of the capital stock of GSS to support certain obligations of GSS (which obligations shall not exceed $8 million), which pledge shall be executed pursuant to documentation (including, without limitation, all related documents reasonably requested by the Lessor or the Agent) in form and substance reasonably satisfactory to the Lessor and the Agent.

         "HAZARDOUS MATERIALS" means any chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any law.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed, or threatened use, storage, release, generation, treatment, remediation or transportation of any Hazardous Material (i) from, under, in, into or on the facilities or surrounding property; and (ii) caused by, or undertaken by or on behalf of, the Lessee.

         "HOLDING COMPANY" has the meaning assigned to that term in the definition of "Holding Company Reorganization."

         "HOLDING COMPANY REORGANIZATION" means the acquisition, in one transaction or a series of related transactions, of all of the outstanding Securities of the Lessee that are entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, (and all other Securities convertible into such Securities) by another corporation (the "Holding Company"); provided, that the Holding Company Reorganization may involve more than one holding company of the Lessee, so long as the ultimate Holding Company directly or indirectly owns 100% of the Lessee; and provided further, that in connection with the Holding Company Reorganization the Lessee and its Subsidiaries shall not incur any material obligations or liabilities of any type other than those permitted to be paid without causing a Lease Event of Default under Section 16(v).

         "HOLDING COMPANY SUBSIDIARY" means any Subsidiary of a Holding Company other than the Lessee and its Subsidiaries.

         "HOLDINGS" means Atlas Air Worldwide Holdings, Inc., a Delaware corporation.

         "HOLDINGS GUARANTY" means each Guaranty, dated as of October 30, 2001, given by Holdings to and for the benefit of the Lessor, the Agent, and the Lenders, or any such Guaranty, as the context implies.

         "INDEBTEDNESS" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

         "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 12(b) hereunder.

         "INDEMNITEE" has the meaning assigned to that term in subsection 12(b) hereunder.

         "INITIAL BORROWING DATE" means the date on which the Lessor effects its borrowing of Loans pursuant to the Credit Agreement.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Lessee or any of its Subsidiaries against fluctuations in interest rates.

         "INTERIM PERIOD" has the meaning assigned to that term in Section 1.1 of the Credit Agreement (as amended).

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by the Lessee or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any

Subsidiary of the Lessee from any Person other than the Lessee or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Lessee or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of the Lessee), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LEASE EVENT OF DEFAULT" has the meaning specified in Section 16 of this Lease.

         "LEASE SUPPLEMENT" means a Lease Supplement, substantially in the form of Exhibit A to this Lease, to be entered into between the Lessor and the Lessee for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, and any subsequent Lease Supplement entered into in accordance with the terms of the Lease.

         "LEASES" means the Lease Agreements, dated as of April 25, 2000, between the Lessor and the Lessee, together with the Additional Aircraft Lease (as defined in the Credit Agreement), in each case as the same may be amended, modified or supplemented from time to time (including this Lease). The term "Lease" shall include any Lease Supplement entered into pursuant to the respective Lease.

         "LENDER" or "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of the Credit Agreement, together with their successors and permitted assigns.

         "LESSEE" means Atlas Air, Inc., as lessee under the Lease, and its permitted successors and assigns.

         "LESSOR" means Atlas Freighter Leasing III, Inc., as Lessor under the Lease, and its permitted successors and assigns.

         "LESSOR TAX" means (where the Lessor is the indemnitee) any Tax that is:

         (a) imposed solely as the result of activities of the Lessor in the jurisdiction imposing the Tax that is unrelated to the Lessor's dealings with the Lessee or the transactions contemplated by this Lease or the operation of the Aircraft by the Lessee; or

         (b) imposed on the net income, profits or gains of the Lessor by the United States of America or the state or political subdivision thereof, but excluding any Tax imposed by any such government or taxing authority of any jurisdiction if and to the extent that such Tax results from (i) the use, operation, presence or registration of the Aircraft, the Airframe, any Engine or any
                  Part in the jurisdiction imposing the Tax, or (ii) the situs of organization, any place of business or any activity of the Lessee or any other Person having use, possession or custody of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax; or

         (c) imposed solely as the result of an event that occurs after the expiration or other termination of this Lease and that is unrelated to the Lessor's dealings with the Lessee or to the transactions contemplated by this Lease.

         "LESSOR'S LIEN" means any Lien over the Aircraft (i) arising as a result of any act or omission of the Lessor that constitutes a breach of any of the terms of this Lease, (ii) arising as a result of any indebtedness, liability or other obligation arising by through or under the Lessor, including, without limitation, any Tax, that is not indemnified against by the Lessee or (iii) resulting from the Credit Agreement or any other Lien from time to time created by or through the Lessor in connection with the financing of the Aircraft.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOAN" or "LOANS" means the term loans made under the Credit Agreement.

         "LOAN DOCUMENTS" means the Credit Agreement, the promissory notes thereunder, the Leases, the Holdings Guaranties, the Aircraft Chattel Mortgages and any other security agreement entered into in connection with the Credit Agreement.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Lessee and its Subsidiaries on a consolidated basis.

         "MATERIAL AGREEMENT" means any or all of the Amended Aircraft Credit Facility, the Pass Through Trust Documents, the FINOVA Agreement, the NationsBanc/Banc of America Agreement, the Senior Note Documents and agreements in respect of Permitted Extension Indebtedness and Other Permitted Indebtedness.

         "MOODY'S" means Moody's Investors Service, Inc.

         "NATIONSBANC/BANC OF AMERICA AGREEMENT" means the Loan Agreement, dated as of March 28, 1997, between Atlas Air, Inc., as borrower, and NationsBanc Leasing Corporation/Banc of America Leasing & Capital LLC, as lender, and as further amended, supplemented and modified in accordance with this Lease and all other related documents.

         "NEW AIRCRAFT LEASE" any lease that may be entered into by Boeing or a third-party purchaser of a New Leased Aircraft, as lessor, and the Lessee, as lessee.

         "NEW AIRCRAFT LEASE DOCUMENTS" means, collectively, the New Aircraft Lease and all related pass through trust agreements, depositary agreements, participation agreements, trust indenture and security agreements, trust indenture and security agreement supplements, equipment notes, and related documents.

         "NEW LEASED AIRCRAFT" means the three 747-400 aircraft originally scheduled to be delivered by Boeing to the Lessee in May, June, and November, 2002, pursuant to the Boeing purchase contract, dated June 9, 1997, between the Lessee and Boeing, which aircraft may be purchased by third parties and leased to the Lessee.

         "OBLIGATIONS" means all obligations of the Lessor to pay all amounts due from time to time under the Credit Agreement and the other Loan Documents to the Agent, the Lenders or any of them, whether for principal, interest, fees, expenses, indemnification or otherwise.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer.

         "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

         "OTHER PERMITTED INDEBTEDNESS" means Indebtedness incurred for the purpose of financing the acquisition of aircraft so long as (i) any such Indebtedness bears interest at a rate that does not exceed 15% per annum, (ii) such Indebtedness has a final stated maturity later than the end of the Term and
(iii) the amortization and the other terms, provisions, conditions, covenants and events of default thereof taken as a whole shall be no more onerous or restrictive from the perspective of the Lessee and its Subsidiaries or any less favorable, from the perspective of the Lessor or the Lenders, than any other Designated Indebtedness.

         "PART" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature other than complete Engines, Spare Engines or engines, that are from time to time incorporated or installed in or attached to the Airframe or any Engine, and all such items that are subsequently removed therefrom so long as title thereto shall vest in the Lessor in accordance with this Lease.

         "PASS THROUGH TRUST DOCUMENTS" means, collectively, (i) those six certain Pass Through Trust Agreements, dated as of February 9, 1998, between Atlas Air, Inc., and Wilmington Trust Company, as trustee (the "1998 Pass Through Trust Agreements") and any related agreements, notes, guaranties, indentures, security documents or other documents, including, without limitation, documents relating to the equipment notes to be held in trust pursuant to the 1998 Pass Through Trust Agreements and all related documents, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Lease, (ii) that certain Pass Through Trust Agreement, dated as of April 1, 1999, between

Atlas Air, Inc., and Wilmington Trust Company, as trustee (the "1999 Pass Through Trust Agreement") and any related agreements, trust supplements, notes, guaranties, indentures, security documents or other documents, including, without limitation, documents relating to the equipment notes to be held in trust pursuant to the 1999 Pass Through Trust Agreement and all related documents, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Lease and (iii) that certain Pass Through Trust Agreement dated as of January 28, 2000, between Atlas Air, Inc., and Wilmington Trust Company, as trustee (the "2000 Pass Through Trust Agreement") and any related agreements, trust supplements, notes, guaranties, indentures, security documents or other documents, including, without limitation, documents relating to the equipment notes to be held in trust pursuant to the 2000 Pass Through Trust Agreement and all related documents, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Lease.

         "PAST DUE RATE" shall mean the default rate of interest as determined from time to time in accordance with subsection 2.2D of the Credit Agreement.

         "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6(c) hereunder;

                  (ii) statutory Liens of mechanics and materialmen imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings that do not involve any danger of the sale, forfeiture or loss of any assets, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Lessee or any of its Subsidiaries;

                  (v) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.(i), (b) restriction or encumbrances that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                  (vi) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (viii) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of: (I) Sections 4(d) and 4(e) of the Aircraft Chattel Mortgages and (II) Sections 4(d) and 4(e) of the aircraft chattel mortgages entered into in connection with the Amended Aircraft Credit Facility;

                  (ix)     Liens described in Schedule 7(b) annexed hereto;

                  (x) Liens securing Indebtedness incurred in accordance with Section 7(a)(11);

                  (xi)     Liens granted pursuant to the Transaction Documents;

                  (xii) Liens arising pursuant to the Amended Aircraft Credit Facility; and

                  (xiii) extensions, modifications, replacements and refinancings of any of the foregoing.

         "PERMITTED EXTENSION INDEBTEDNESS" means renewals, extensions, substitutions, refinancings or replacements (each an "extension") by the Lessee of any Indebtedness of the Lessee, including any such successive transactions by the Lessee, so long as (i) any such Indebtedness bears interest at a rate that does not exceed 15% per annum, (ii) any such Permitted Extension Indebtedness shall be in a principal amount that does not exceed the principal amount immediately prior to such extension, plus the amount of any premium required to be paid in connection with such extension pursuant to the terms of such Indebtedness, plus the amount of expenses of the Lessee reasonably incurred in connection with such extension, (iii) in the case of any extension of subordinated Indebtedness, such Permitted Extension Indebtedness is made subordinate to the obligations of the Lessee hereunder at least to the same extent as the Indebtedness immediately prior to such extension, (iv) such Permitted Extension Indebtedness has a final stated maturity later than the end of the stated maturity of the Indebtedness being extended immediately prior to such extension and (v) the amortization and the other terms, provisions, conditions, covenants and events of default thereof taken as a whole shall be no more onerous or restrictive from the perspective of the Lessee and its Subsidiaries or any less favorable, from the perspective of the Lessor and the Lenders than those contained in the Indebtedness immediately prior to such extension.

         "PERMITTED HOLDERS" means Michael A. Chowdry, his spouse, his descendant(s) or any entity controlled by any of the foregoing, or any trust solely for the benefit of any of the foregoing.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability partnerships, limited liability companies, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "POLAR AIR" means Polar Air Cargo, Inc., a California corporation, which will be an indirect wholly owned subsidiary of Holdings subsequent to the completion of the Polar Air Transaction.

         "POLAR AIR PAYMENT" has the meaning assigned to that term in Section 7(e)(2).

         "POLAR AIR TRANSACTION" has the meaning assigned to that term in
Section 7(e)(2).

         "POLAR LEASES" means those four sublease agreements between Polar Air, as sublessee, and General Electric Capital Corporation, as sublessor, relating to 747-400 aircraft bearing U.S. registration numbers N450PA, N451PA, N452PA, and N453PA, and manufacturer's serial numbers 30808, 30809, 30810, and 30811, respectively, together with the aircraft lease agreement between Polar Air, as lessee, and Polaris Holding Company, as lessor, relating to a 747-200 aircraft bearing U.S. registration number N920FT and manufacturer's serial number 22237.

         "POLAR TERM SHEET" means Part One of Schedule 5.11 to the Stock Purchase Agreement, dated as of July 11, 2001, by and among Airline Acquisition Corp I, Polar Air, Polaris Holding Company, Holdings, and GE Capital Aviation Services, Inc., as in effect on the date of the Credit Agreement Third Amendment.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or the expiration of any grace period or both, would constitute an Event of Default under the Credit Agreement.

         "PRO FORMA BASIS" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed incurrence of Indebtedness by the Lessee or any of its Subsidiaries and the application of the proceeds thereof, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset (including any ACMI Contracted Aircraft) by the Lessee or any of its Subsidiaries or any other related action that requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed after good faith consultation with the Lessor and the Agent using the consolidated financial statements of the Lessee and its Subsidiaries, which shall be reformulated as if any such incurrence of Indebtedness and the application of proceeds, acquisition, disposition or other related action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

         "PROCEEDINGS" has the meaning assigned to that term in subsection 6(a)(10).

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any

Hazardous Materials), or into or out of any facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         "RENT" means Basic Rent and Supplemental Rent, collectively.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Lessee now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Lessee now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Lessee now or hereafter outstanding, and
(iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Designated Indebtedness.

         "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SENIOR NOTE DOCUMENTS" means (i) the Indenture, dated as of August 13, 1997, between Atlas Air, Inc., and State Street Bank and Trust Company, relating to the 10 3/4% $150 million Senior Notes due 2005 of the Lessee (the "10 3/4% Senior Notes"), and any and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Lease, (ii) the Indenture, dated as of April 9, 1998, between Atlas Air, Inc., and State Street Bank and Trust Company, relating to the 9 1/4% $175 million Senior Notes due 2008 of the Lessee (the "9 1/4% Senior Notes"), and any and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Lease and (iii) the Indenture, dated as of November 18, 1998, between Atlas Air, Inc., and State Street Bank and Trust Company, relating to the 9 3/8% $150 million Senior Notes due 2006 of the Lessee (the "9 3/8% Senior Notes," and together with the 10 3/4% Senior Notes and the 9 1/4% Senior Notes, the "Senior Notes"), and any and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Lease.

         "SERVICES AGREEMENT" means a Services Agreement between the Lessor and the Lessee dated as of April 25, 2000.

         "SOLVENT" means, with respect to any Person, that, as of the date of determination, both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due, and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPARE ENGINES" means each "Spare Engine" as defined in the Credit Agreement.

         "SPECIAL PURPOSE SUBSIDIARY" means a Subsidiary of the Lessee formed solely for the purpose of refinancing Indebtedness associated with a Financed Aircraft or acquiring or refinancing other aircraft with Permitted Extension Indebtedness or Other Permitted Indebtedness the only assets of which are such financed aircraft, leases of such aircraft and contracts related to the modification of such aircraft and contributions to capital of such Subsidiary, which together with all other contributions to capital made to other such Subsidiaries, are not in excess of 15% of the consolidated book value of the assets of the Lessee and its Subsidiaries, and the only liability of which is the Permitted Extension Indebtedness or Other Permitted Indebtedness incurred to refinance such Indebtedness; provided, that the Lessee beneficially owns and controls at least 95% of the issued and outstanding capital stock of such Subsidiary.

         "SPECIFIED LEASE" has the meaning assigned to that term in subsection 7(k) hereunder.

         "STIPULATED LOSS DETERMINATION DATE" means each date referenced on the schedule of Stipulated Loss Values set forth in Exhibit C to this Lease.

         "STIPULATED LOSS VALUE" with respect to the Aircraft shall mean, as of any date, the amount set forth on Exhibit C opposite the Stipulated Loss Determination Date immediately prior to such date, as such amount may be reduced in accordance with Section 3(f), plus all accrued and unpaid interest on the Loans relating to the Aircraft on the date of determination.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For all purposes of this Lease other than the financial covenants set forth in subsection 7(f) and the definitions related thereto, the Lessor shall not be considered a Subsidiary of the Lessee.

         "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) that the Lessee assumes or agrees to pay to the Lessor or others under any of the

Transaction Documents, including payments of Stipulated Loss Value and other amounts referred to in Section 3(c) of this Lease.

         "TAX" or "TAXES" shall have the meaning assigned to that term in
Section 12(a) hereunder.

         "TECHNICAL RECORDS" shall have the meaning assigned to that term in
Section 8(i).

         "TERM" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) of this Lease, beginning on the Initial Borrowing Date and ending on the Final Maturity Date, or such earlier date as this Lease may be terminated in accordance with the terms hereof.

         "TNT ENTITY" means the TNT Post Group N.V. holding company and any of its affiliates.

         "TRANSACTION" means, collectively, (i) the Contribution, (ii) the Transfers, (iii) the leasing by the Lessor to the Lessee of the Aircraft and certain other aircraft and spare engines pursuant to the Leases, (iv) the repayment of the Equipment Obligations and (v) the release and termination of all security interests and Liens encumbering the Aircraft and any part thereof and any other assets of the Lessor.

         "TRANSACTION DOCUMENTS" means the Amended Aircraft Credit Facility, any bills of sale or certificates of transfer for each Aircraft and each Spare Engine leased pursuant to the Leases (including bills of sale on AC Form 8050-2) delivered in connection with the Transaction, the Leases, all documents relating to the repayment of the Equipment Obligations, the Loan Documents and all other agreements and documentation executed and delivered in connection with the Transaction, including, without limitation, in connection with the Atlas Contribution and the Transfers.

         "TRANSFERS" mean the "Transfers" as defined in the Credit Agreement.

         "UNITED STATES CITIZEN" means a "citizen of the United States" within the meaning of the Federal Aviation Act.

         "UNRESTRICTED CASH AND CASH EQUIVALENTS" means Cash and Cash Equivalents that are not subject to any Lien or any other restriction or limitation on the Lessee's ability to withdraw (in the case of Cash) or sell (in the case of Cash Equivalents).

                  SECTION 2. Acceptance and Lease. Subject to the satisfaction or waiver of the conditions precedent contained in the Credit Agreement and the occurrence of the Initial Borrowing Date, the Lessor hereby agrees to lease to the Lessee hereunder, and the Lessee hereby agrees to accept on the Initial Borrowing Date from the Lessor hereunder, the Aircraft as evidenced by the execution by the Lessor and the Lessee of a Lease Supplement leasing the Aircraft hereunder. The Lessee agrees to appoint in writing one or more of its employees as its authorized representative to accept delivery of the Aircraft pursuant to the terms hereof. The Lessee hereby agrees that acceptance of delivery by such employee or employees shall, without further act, irrevocably constitute acceptance by the Lessee of the Aircraft for all purposes of this Lease Agreement.

                  SECTION 3. Term and Rent.

                  (a) Term and Basic Rent. The Term shall commence on the Initial Borrowing Date and end on the Final Maturity Date or such earlier date as this Lease may be terminated in accordance with the provisions hereof. Basic Rent shall accrue during the Term in accordance with Exhibit B hereto. The Lessee shall pay to the Lessor on each Basic Rent Payment Date an amount of Basic Rent specified opposite each Basic Rent Payment Date on Exhibit B hereto as such amounts may be adjusted pursuant to Section 3 plus accrued interest on Basic Rent previously accrued but unpaid as specified on Exhibit B.

                  (b) Adjustments to Basic Rent. The Basic Rent shall be adjusted upwards on each Basic Rent Payment Date by an amount, determined by the Agent and notified to the Lessor and the Lessee prior to the Basic Rent Payment Date, that represents the amount of interest due and payable on the Loans relating to the Aircraft on such Basic Rent Payment Date and determined in accordance with the Credit Agreement.

                  (c) Supplemental Rent. The Lessee shall pay (or cause to be paid) to the Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value as the same shall become due and owing and all other amounts of Supplemental Rent within 10 days after demand, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent when due, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee also will pay to the Lessor, or to whomsoever shall be entitled thereto, as assignee of the Lessor, on demand, as Supplemental Rent, (i) all amounts of interest payable by the Lessor pursuant to subsection 2.2(C) of the Credit Agreement that (I) are payable on the Loans relating to the Aircraft and (II) fall due on any day which is not a Basic Rent Payment Date, (ii) interest at the Past Due Rate with respect to any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period and, to the extent permitted by law, on interest accrued on Basic Rent which itself was accrued and not paid to the extent that such accrued interest was not paid when due until the same shall be paid and on any other amounts payable hereunder that are not paid when due and (iii) all amounts payable by the Lessor pursuant to subsections 2.6D, 2.7, 9.2 and 9.3 of the Credit Agreement; provided, however, that, to the extent that any Supplemental Rent required to be paid pursuant to clause (iii) of this subsection 2(c) has been paid by the Lessee pursuant to the terms of another Lease, then the Lessee's obligations hereunder shall be deemed to be satisfied by the payments made pursuant to such other Lease.

                  (d) Payments in General. All payments of Rent shall be made directly by the Lessee prior to 12:00 p.m. (New York time), to the Lessor at its office at 538 Commons Drive, Golden, CO 80401, Attention: Richard H. Shuyler (or such other office of the Lessor in the continental United States or such other account as the Lessor shall direct in a notice to the Lessee at least 10 Business Days prior to the date when such payment of Rent is due); provided, that, so long as any Obligations remain outstanding, all Rent shall be paid directly to the Agent at the Funding and Payment Office; and provided further, that to the extent the amount of Rent paid directly to the Agent is in excess of the amount of principal and interest on the Loans relating to the Aircraft and other unpaid Obligations (other than principal and interest on other Loans relating to other aircraft or spare engines leased pursuant to the other Leases and after taking into account all other payments of rent pursuant to the other Leases on such date), then such excess amounts shall be paid by the Agent to the Lessor at its above-referenced office.

                  Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall be made on the next succeeding Business Day; provided, however, that if any date on which a payment of Rent becomes due is not a Business Day and is a day of the month after which no further Business Day occurs in such month, then the payment of Rent shall be made on the next preceding Business Day. No interest shall accrue on the amount of any payment made on the Business Day next succeeding the regularly scheduled Basic Rent Payment Date, if such payment is made on such next succeeding Business Day because the original date of payment was not a Business Day (it being understood that the amount of Basic Rent includes Rent for such day).

                  (e) Minimum Rent. Anything herein to the contrary notwithstanding,

                  (i) each installment of Basic Rent, whether or not such installment has been adjusted pursuant to Section 3(b), together with all prior Basic Rent due and payable on such date and all accrued interest thereon shall be, under all circumstances and in any event, in an amount at least sufficient for the Lessor to pay in full principal and interest on the Loans relating to the Aircraft required to be paid by the Lessor on or within five Business Days of the due date of such installment of Basic Rent; and

                  (ii) payments of Stipulated Loss Value shall be, under any circumstances and in any event, in an amount that (when taken together with any other Basic Rent due and payable in connection therewith) is at least equal to, as of the date of payment, the sum of the aggregate unpaid principal of and accrued interest on the Loans relating to the Aircraft and all other unpaid Obligations of the Lessor (other than principal and interest on Loans relating to other aircraft or spare engines and after taking into account all other payments of Stipulated Loss Value pursuant to the other Leases on such date).

                  (f)      Prepayment of Rent Payments:

                  (i) In the event that the Lessor is at any time required to repay Loans relating to the Aircraft pursuant to Section 2.4C(ii) of the Credit Agreement, the Lessor shall notify the Lessee of such required prepayment and the Lessee shall immediately prepay an amount of Basic Rent equal to the amount of such required prepayment less any required payments of the Loans relating to the Aircraft actually made by the Lessor from

         Insurance Proceeds or Condemnation Proceeds (as each such term is defined in the Credit Agreement) received directly by the Lessor.

                  (ii) The Lessee shall also be permitted to prepay Basic Rent voluntarily at any time and from time to time, without premium or penalty, upon not less than three Business Days' prior written or telephonic notice to the Lessor and the Agent.

                  (iii)    In the event of any prepayment pursuant to this
         Section 3(f), the schedules of Basic Rent and Stipulated Loss Value shall be adjusted so as to preserve the after tax yield and after tax cash flows of the Lessor and, to the extent consistent therewith, to minimize the net present value of Basic Rent payments. All such computations shall be made on the basis of the same assumptions and the method of computations employed in the original calculations of Basic Rent and Stipulated Loss Values (except to the extent that such assumptions have been changed as a result of such prepayment or any prior such adjustment). At the Lessee's written request, independent public accountants mutually selected by the Lessor and the Lessee shall confirm the required adjustments. The final determination of any adjustment hereunder shall be set forth in amendments to this Lease, executed and delivered by the Lessor, the Lessee and consented to by the Agent. The reasonable fees, costs and expenses of the verifying accounting firm shall be paid by the Lessee.

                  Anything contained in the foregoing to the contrary notwithstanding, after giving effect to the foregoing adjustments, the revised Basic Rent and Stipulated Loss Values shall permit the Lessee to comply with Section 3(e) hereof.

                  SECTION 4. Certain Representations and Warranties. THE LESSEE ACKNOWLEDGES AND AGREES THAT, AS BETWEEN THE LESSOR AND THE LESSEE (A) THE AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO THE LESSEE AND THE LESSEE TAKES THE SAME "AS IS,"
(B) THE LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE SUITABLE FOR ITS PURPOSES, (C) THE LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) NEITHER THE LESSOR NOR THE AGENT NOR ANY LENDER MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER PROPRIETARY RIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that the Lessor covenants that it will not, through its own actions or inactions, in such capacity, interfere in the Lessee's quiet enjoyment of the Aircraft unless this Lease shall have been declared or deemed to have been declared in default pursuant to Section 17 hereof. None of the provisions of this Section 4 or any other provision of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations

(express or implied) of any manufacturer, any affiliate thereof, any subcontractor or supplier of any manufacturer or any affiliate thereof, with respect to the Airframe, Engines or any Parts, or to release the manufacturer, any affiliate thereof, or any such subcontractor or supplier from any such representation, warranty or obligation. Unless a Default or Lease Event of Default shall have occurred and be continuing, the Lessor agrees to make available to the Lessee such rights as the Lessor may have under any warranty with respect to the Aircraft made by the manufacturer or any affiliate thereof or any of its subcontractors or suppliers and any other claims against the manufacturer or any affiliate thereof, or any such subcontractor or supplier with respect to the Aircraft, all pursuant to and in accordance with the terms of any applicable purchase agreements or warranty agreements.

                  SECTION 5. Lessee's Representations and Warranties. In order to induce the Lessor to enter into this Lease and the Agent and the Lenders to make the Loans under the Credit Agreement, the Lessee represents and warrants to the Lessor, the Agent and each Lender on the date of this Lease that the following statements are true, correct and complete:

(a)      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
         SUBSIDIARIES.

         (i) ORGANIZATION AND POWERS. The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Lessee has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Lease and the other Transaction Documents and to carry out the transactions contemplated hereby and thereby.

         (ii) QUALIFICATION AND GOOD STANDING. The Lessee is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         (iii) SUBSIDIARIES. All of the Subsidiaries of the Lessee as of the Initial Borrowing Date are identified on Schedule 5(a)(iii) annexed hereto. The capital stock of each of the Subsidiaries of the Lessee identified in Schedule 5(a)(iii) annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of the Lessee identified in Schedule 5(a)(iii) annexed hereto is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5(a)(iii) annexed hereto correctly sets forth the ownership interest of the Lessee and each of its Subsidiaries in each of the Subsidiaries of the Lessee identified therein.

(b)      AUTHORIZATION OF TRANSACTION DOCUMENTS, ETC.

         (i) AUTHORIZATION OF TRANSACTION DOCUMENTS. The execution, delivery and performance of this Lease and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Lessee or its Subsidiaries, as the case may be.

         (ii) NO CONFLICT. The execution, delivery and performance by the Lessee or its Subsidiaries, as the case may be, of this Lease and the other Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Lessee or any of its Subsidiaries, the certificate or articles of incorporation or bylaws of the Lessee or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Lessee or any of its Subsidiaries,
(ii) conflict with in any material respect, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any material Contractual Obligation of the Lessee or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Lessee or any of its Subsidiaries (other than any Liens created under this Lease or any of the other Transaction Documents in favor of the Agent on behalf of the Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Lessee or any of its Subsidiaries, except for such approvals or consents as will be obtained on or before the Initial Borrowing Date and disclosed in writing to the Lessor and the Lenders.

         (iii) GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Lessee and its Subsidiaries, as the case may be, of this Lease and the other Transaction Documents and the consummation of the transactions contemplated by this Lease and the other Transaction Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body that has not been obtained or made on or prior to the date required to be obtained or made.

         (iv) BINDING OBLIGATION. This Lease and each of the other Transaction Documents has been duly executed and delivered by the Lessee and its Subsidiaries, as the case may be, to the extent that it is a party thereto, and is the legally valid and binding obligation of each such Person, enforceable against each such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

(c)      FINANCIAL CONDITION.

         (A) The Lessee has heretofore delivered to the Lessor, the Agent and the Lenders, the following financial statements and information: the audited consolidated and consolidating balance sheets of the Lessee and its Subsidiaries as at December 31, 1999, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Lessee and its Subsidiaries for the fiscal year then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither the Lessee nor any of its Subsidiaries has (and will not, following the Initial Borrowing Date, have) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Lessee or any of its Subsidiaries.

         (B) Except as fully disclosed in the financial statements delivered pursuant to Section 5(c)(A), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Lessee and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Lessee and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Lessee does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 5(c)(A) which, either individually or in the aggregate, could reasonably be expected to be material to the Lessee and its Subsidiaries taken as a whole.

(d)      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

         Since December 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since December 31, 1999, neither the Lessee nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so, except as permitted by subsection 7(e) hereunder.

(e)      TITLE TO PROPERTIES, LIENS.

         The Lessee and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of the properties and assets reflected in the financial statements referred to in subsection 5(c) or in the most recent financial statements delivered pursuant to subsection 6(a), in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7(g). Except as permitted by this Lease, all such properties and assets are free and clear of Liens.

(f)      LITIGATION, ADVERSE FACTS.

         There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Lessee or any of its Subsidiaries) at law or in equity or in admiralty or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee or any of its Subsidiaries or any property of the Lessee or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Lessee nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(g)      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6(c), all tax returns and reports of the Lessee and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon the Lessee and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. The Lessee does not know of any proposed tax assessment against the Lessee or any of its Subsidiaries that is not being actively contested by the Lessee or such Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, for liabilities for taxes as shall be required in conformity with GAAP shall have been made or provided in the financial statements of the Lessee. There are no agreements with respect to taxes between the Lessee and any tax agency or authority.

(h)      PERFORMANCE OF AGREEMENTS.

         Neither the Lessee nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

(i)      GOVERNMENTAL REGULATION.

         Neither the Lessee nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of its obligations under the Transaction Documents unenforceable.

(j)      EMPLOYEE BENEFIT PLANS.

         The Lessee maintains a qualified retirement plan under Section 401(k) of the Internal Revenue Code and a medical benefit plan. The Lessee's 401(k) Plan has no unfunded liabilities in excess of $10,000,000, and the Lessee is in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and has performed all of its obligations under such Employee Benefit Plan in all material respects. The Lessee has no Employee Benefit Plans, other than its 401(k) Plan, the medical benefit plan, and the plan described in Section 7(b)(iv). The Lessee has no ERISA Affiliates that sponsor, maintain, contribute to or are liable with respect to any Employee Benefit Plans.

(k)      CERTAIN FEES.

         No broker's or finder's fee or commission will be payable with respect to this Lease or any other Transaction Documents or any of the transactions contemplated hereby.

(l)      ENVIRONMENTAL PROTECTION.

         (i) All facilities and operations of the Lessee and its Subsidiaries are, and have been to the best of the Lessee's knowledge, in compliance in all material respects with all applicable Environmental Laws.

         (ii) There are no, and have been no, conditions, occurrences, or Hazardous Materials Activity, (a) arising at any facilities owned or operated by the Lessee or (b) arising in connection with the operations of the Lessee or any of its Subsidiaries (including the transportation of Hazardous Materials), which conditions, occurrences or Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental Claim against the Lessee and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (iii) To the best of the Lessee's knowledge, there are no pending or threatened Environmental Claims against the Lessee or any of its Subsidiaries, and neither the Lessee nor any of its Subsidiaries has received any written notices, inquiries, or requests for information with respect to any Environmental Claims.

(m)      EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving the Lessee or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

(n)      SOLVENCY.

         The Lessee and each of its Subsidiaries is and, upon the incurrence of any obligations by the Lessee under the Leases, will be, after giving effect to the transactions contemplated hereby, Solvent.

(o)      DISCLOSURE.

         No representation or warranty of the Lessee or any of its Subsidiaries contained in this Lease or any other Transaction Document or in any other document, certificate or written statement furnished to the Lessor, the Agent or the Lenders by or on behalf of the Lessee or any of its Subsidiaries for use in connection with the transactions contemplated by this Lease and the other Transaction Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Lessee, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Lessee to be reasonable at the time made, it being recognized by the Lessor, the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Lessee (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lessor, the Agent and the Lenders for use in connection with the transactions contemplated hereby.

(p)      REGISTRATION AND FILING; CHIEF EXECUTIVE OFFICE.

         (1) Except for the registration of this Lease and the Lease Supplement with the FAA and the filing of a financing statement under the Uniform Commercial Code in Colorado, it is not necessary or advisable under Colorado law or the law of the State of New York in order to ensure the validity, effectiveness or enforceability of this Lease or to protect the rights of the Lessor in the Aircraft or any part thereof that any other instrument be filed, registered or recorded or that any action be taken, and, under Colorado law or the law of the State of New York, the rights of the Lessor in the Aircraft will have priority in all respects over the claims of all creditors of the Lessee other than certain claims by landlords of hangars, materialmen, mechanics and warehousemen in respect of the Aircraft that have priority under Colorado law.

         (2) The Lessee's chief executive office (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in Colorado) is located at 538 Commons Drive, Golden, Colorado 80401, and the records of the Lessee concerning the Aircraft are maintained at such chief executive office or at the operations center at JFK International Airport, Building 151, Jamaica, New York 11430, where the Lessee normally maintains aircraft records.

                  SECTION 6. Lessee's Affirmative Covenants. The Lessee covenants and agrees that, so long as any amounts under this Lease remain unpaid, the Lessee shall perform, and will cause each of its Subsidiaries to perform, all covenants in this Section 6.

(a)      FINANCIAL STATEMENTS AND OTHER REPORTS.

         The Lessee will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Lessee will deliver to the Lessor, the Agent and the
Lenders:

                  (1) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (a) the consolidated and consolidating balance sheets of the Lessee and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Lessee and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Lessee that they fairly present the financial condition of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of the Lessee and its Subsidiaries in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter; provided, that delivery of the Lessee's Form 10-Q for such fiscal quarter shall be deemed to satisfy the requirements of this subsection 6(a)(1);

                  (2) Year-End Financials: as soon as available and in any event within 90 days after the end of each fiscal year, (a) the consolidated and consolidating balance sheets of the Lessee and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Lessee and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Lessee that they fairly present the financial condition of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of the Lessee and its Subsidiaries in the form prepared for presentation to senior management for such fiscal year, and (c) in the case of such consolidated financial statements, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by the Lessee and satisfactory to the Lessor and the Agent, which report shall be unqualified, shall express no doubts about the ability of the Lessee and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, that delivery of the Lessee's Form 10-K for such fiscal year shall be deemed to satisfy the requirements of clauses (a) and (b) of this subsection 6(a)(2);

                  (3) Officers' and Compliance Certificates: together with each delivery of financial statements of the Lessee and its Subsidiaries pursuant to subdivisions (1) and (2) above after the Initial Borrowing Date, (a) an Officers' Certificate of the Lessee stating that the signers have reviewed the terms of this Lease and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Lessee and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes a Default or Lease Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Lessee has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable quarterly and annual accounting periods with the restrictions contained in Section 7;

                  (4) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5(c), the consolidated financial statements of the Lessee and its Subsidiaries delivered pursuant to subdivision (1) or (2) of this subsection 6(a) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (1) or (2) of this subsection 6(a) following such change, consolidated financial statements of the Lessee and its Subsidiaries for (y) the current fiscal year to the effective date of such change and (z) the two full fiscal years immediately preceding the fiscal year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (1) or (2) of this subsection 6(a) following such change, a written statement of the chief accounting officer or chief financial officer of the Lessee setting forth the differences that would have resulted if such financial statements had been prepared without giving effect to such change;

                  (5) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of the Lessee or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any facility or that relate to an Environmental Claim that could result in a Material Adverse Effect;

                  (6) Accountants' Certification: together with each delivery of consolidated financial statements of the Lessee and its Subsidiaries pursuant to subdivision (2) above, a written statement by the independent certified public accountants giving the report thereon
         (a) stating that their audit examination has included a review of the terms of this Lease and the other Transaction Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes a Default or Lease Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Lease Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (3) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision
         (3) above for the applicable fiscal year are not stated in accordance with the terms of this Lease;

                  (7) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to the Lessee by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Lessee and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                  (8) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Lessee to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Lessee or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by the Lessee or any of its Subsidiaries to the public concerning material developments in the business of the Lessee or any of its Subsidiaries;

                  (9) Lease Events of Default, etc.: promptly upon any officer of the Lessee obtaining knowledge (a) of any condition or event that constitutes a Default or Lease Event of Default, (b) that any Person has given any notice to the Lessee or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 16(1), (c) of any condition or event that would be required to be disclosed in a current report filed by the Lessee with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if the Lessee were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Lease Event of Default, Default, default, event or condition, and what action the Lessee has taken, is taking and proposes to take with respect thereto;

                  (10) Litigation or Other Proceedings: (a) promptly upon any officer of the Lessee obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Lessee or any of its Subsidiaries or any property of the Lessee or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by the Lessee to the Lessor and the Lenders or (Y) any material development in any Proceeding that, in any case:

                           (I) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                           (II) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby and under the other Transaction Documents;

         written notice thereof together with such other information as may be reasonably available to the Lessee to enable the Lessor and the Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each fiscal quarter of the Lessee, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Lessee or any of its Subsidiaries equal to or greater than $1,000,000 and promptly after request by the Lessor and the Agent such other information as may be reasonably requested by the Lessor and the Agent to enable the Agent and its counsel to evaluate any of such Proceedings;

                  (11)     ERISA Notices: with reasonable promptness, copies of
         (a) each annual report (Form 5500 Series) filed by the Lessee or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Employee Benefit Plan, (b) any notices received by the Lessee or any of its ERISA Affiliates with respect to a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Lessor or the Agent shall reasonably request and
         (d) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any material and adverse event with respect to any of the Lessee's Employee Benefit Plans, a written notice specifying the nature thereof, what action the Lessee has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation;

                  (12) Insurance: as soon as practicable and in any event by the last day of each fiscal year, a report in form and substance satisfactory to the Lessor and the Agent outlining all material insurance coverage maintained as of the date of such report by the Lessee and its Subsidiaries and all material insurance coverage planned to be maintained by the Lessee and its Subsidiaries in the immediately succeeding fiscal year;

                  (13) Monthly Financial Reports: as soon as available and in any event within 15 days after the end of each calendar month during 2003, monthly financial reports that contain revenue, block hours, debt, cash (including a thirteen week rolling cash flow report) and investments as at the end of such calendar month, and setting forth in each case (except with respect to the rolling cash flow report) in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, if applicable, in reasonable detail, together with a certificate signed by the chief financial officer or treasurer of the Lessee that, to the best of such officer's knowledge as of the date of delivery of such certificate, the reports contain true and correct information for the period indicated;

                  (14) Holding Company: at least 5 Business Days prior to the consummation thereof, the terms of the Holding Company Reorganization, and, on and after the consummation of the Holding Company Reorganization, in addition to the information requirements in this Section 6(a) with respect to the Lessee, the same information shall be delivered (and at the same times) with respect to the Holding Company and its Subsidiaries; and

                  (15) Other Information: with reasonable promptness, such other information and data with respect to the Lessee or any of its Subsidiaries as from time to time may be reasonably requested by the Lessor or the Agent or any Lender.

(b)      CORPORATE EXISTENCE.

         Except as permitted under subsection 7(g) hereunder, the Lessee will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is in the interests of the Lessee and its Subsidiaries and is not materially disadvantageous to the Lessor or to any assignee of the Lease. The Lessee will at all times maintain its corporate existence as a United States Citizen.

(c)      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         (i) The Lessee will, and will cause its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty, fine or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty fine or interest shall be incurred with respect thereto; provided, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, with respect to any liability for taxes, as shall be required in conformity with GAAP shall have been made therefor in the financial statements of the Lessee.

         (ii) The Lessee will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Subsidiary of the Lessor or the Lessee and other than the Holding Company and its Subsidiaries).

(d)      MAINTENANCE OF PROPERTIES; INSURANCE.

         The Lessee will, and will cause its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Lessee and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Lessee will maintain or cause to be maintained, with insurers of recognized responsibility and reputation, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage (including, without limitation, flood insurance, if necessary or advisable) of the kinds customarily carried or maintained under similar circumstances by corporations engaged in similar businesses.

(e)      INSPECTION; LENDER MEETING.

         The Lessee will, and will cause its Subsidiaries to, permit any authorized representatives designated by the Lessor, the Agent or any Lender to visit and inspect any of the properties of the Lessee or any of its Subsidiaries, including the Aircraft or any part thereof and any Engine, and its and their financial and accounting records, and, with the permission of the Lessee, which shall not be unreasonably withheld, to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided, that the Lessee may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested, provided, so long as no Lease Event of Default shall have occurred and be continuing, that such inspection is not disruptive to the Lessee's business, as reasonably determined by the Lessee. The cost of any such inspection shall be borne by the Lessee if an Event of Default has occurred and is continuing or if the Lessee is thereby shown to be in material breach of any of its obligations hereunder, and otherwise by the party making the inspection. Neither the Lessor, the Agent nor any Lender shall have any obligation to make any inspection. Without limiting the foregoing, the Lessor (or its authorized representative) may attend any Airframe maintenance visit, APU shop visit, landing gear shop visit or Engine shop visit. The Lessee shall provide the Lessor not less than twenty days' prior written notice of any such scheduled visit; provided, that if a scheduled visit is to occur less than twenty days after the scheduling thereof, the Lessee shall provide written notice of such scheduled visit promptly upon the scheduling thereof. Without in any way limiting the foregoing, the Lessee will, upon the request of the Lessor or the Agent, participate in a meeting of the Agent and the Lenders once during each fiscal year to be held at the Lessee's corporate offices (or such other location as may be agreed to by the Lessee, the Lessor and the Agent) at such time as may be agreed to by the Lessee, the Lessor and the Agent.

(f)      COMPLIANCE WITH LAWS, ETC.

         The Lessee will, and will cause its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, Environmental Laws), noncompliance with which could reasonably be expected to cause a Material Adverse Effect or prevent the Lessee from performing its obligations hereunder. The Lessee shall not conduct, and shall not permit the conduct of, any Hazardous Materials Activity at any facility or at any other location that could reasonably be expected to form the basis of an Environmental Claim against the Lessee and that could reasonably be expected to have a Material Adverse Effect.

(g)      LESSEE'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

         The Lessee will promptly take, and will cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event that the Lessee or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any facility, the Lessee or such Subsidiary will conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Lessee's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by the Lessee or such Subsidiary. Notwithstanding anything to the contrary contained in this Lease, the Lessee and its Subsidiaries may engage in the transportation of Hazardous Materials in the ordinary course of business so long as such is conducted in compliance with all applicable Environmental Laws, and all other applicable laws, policies, orders, directives and regulations.

(h)      EMPLOYEE BENEFIT PLANS.

         The Lessee will not establish or permit to be established any Employee Benefit Plans for the Lessee or any of its employees and will not permit any ERISA Affiliate to establish any Employee Benefit Plan that, in either case, could reasonably be expected to result in a liability for the Lessee, under Title IV of ERISA or the minimum funding standards of Part 3 of Subtitle B of Title I of ERISA, in excess of $20 million.

(i)      CORPORATE SEPARATENESS.

         The Lessee will take all such action as is necessary to keep its operations separate and apart from those of the Holding Company or any of its Affiliates, including, without limitation, ensuring that all customary corporate formalities, including the maintenance of separate corporate records and documents and holding regular meetings, are followed. Any financial statements distributed to any creditors of the Lessee shall clearly establish the corporate separateness of the Lessee from the Holding Company and each of the Holding Company's other Subsidiaries. The Lessee shall not take any action or conduct its affairs in a manner that is likely to result in the corporate existence of the Lessee on the one hand and of the Holding Company or any Subsidiary of the Holding Company on the other hand being disregarded, or in the assets and liabilities of the Holding Company or any Subsidiary of the Holding Company being substantively consolidated with those of the Lessee in a bankruptcy, reorganization or other insolvency proceeding.

                  SECTION 7. Lessee's Negative Covenants. The Lessee covenants and agrees that, so long as any amounts remain owing under this Lease, the Lessee shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

(a)      INDEBTEDNESS.

         The Lessee shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except that:

                  (1) the Lessee may become and remain liable with respect to the obligations under the Amended Aircraft Credit Facility;

                  (2) the Lessee and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7(d) and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (3) the Lessee and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided, that such Capital Leases are permitted under the terms of subsection 7(i);

                  (4) the Lessee and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7(a)(4) annexed hereto;

                  (5) the Lessee may become and remain liable with respect to Permitted Extension Indebtedness, provided that, with respect to any transaction in which Permitted Extension Indebtedness is incurred with respect to any Financed Aircraft, the cash proceeds from such Permitted Extension Indebtedness are sufficient to repay in full the Indebtedness associated with such Financed Aircraft;

                  (6) so long as no Default or Lease Event of Default shall have occurred and be continuing or would result therefrom and the Lessee delivers an Officers' Certificate to the Lessor, the Agent and the Lenders, in form and substance reasonably satisfactory to the Lessor and the Agent, confirming that, on a Pro Forma Basis after giving effect to such incurrence of Indebtedness, (i) the ratio of Consolidated Total Debt (less Cash and Cash Equivalents held by the Lessee in excess of $25 million) as of the last day of the most recently ended fiscal quarter (the "Determination Date") plus seven times Consolidated Rental Payments for the four fiscal quarter period ending on such Determination Date to Consolidated Adjusted EBITDA plus Consolidated Rental Payments for the four fiscal quarter period ending on such Determination Date does not exceed the ratio set forth in subsection 7(f)(ii) for the fiscal quarter in which such Indebtedness is to be incurred, (ii) the ratio of Consolidated Adjusted EBITDA for such four fiscal quarter period to Consolidated Interest Expense for such four fiscal quarter period is not less than the ratio set forth in subsection 7(f)(i) for the fiscal quarter in which such Indebtedness is to be incurred, and (iii) the Lessee will be in compliance with all covenants set forth in subsection 7(f) hereof, the Lessee and its Subsidiaries may incur Other Permitted Indebtedness;

                  (7) the Lessee may become and remain liable with respect to Indebtedness under the NationsBanc/Banc of America Agreement;

                  (8) the Lessee may become and remain liable with respect to the Senior Notes;

                  (9) the Lessee and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed, without duplication, when added to the maximum aggregate liability, contingent or otherwise, of the Lessee and its Subsidiaries outstanding in accordance with Section 7(d)(6), $50 million at any time outstanding; and

                  (10) the Lessee may become and remain liable with respect to Indebtedness in respect of the Leases;

provided that, notwithstanding the foregoing, the Lessee may not become or remain liable, directly or indirectly, for any Indebtedness of any Holding Company Subsidiary.

(b)      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. The Lessee shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Lessee or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii) Liens in respect of Permitted Extension Indebtedness and Other Permitted Indebtedness, provided that such Liens encumber only assets subject to purchase money Liens securing such Indebtedness and do not encumber any assets subject to the Aircraft Chattel Mortgages;

                  (iii) other Liens, securing Indebtedness in an aggregate amount not to exceed $10 million at any time outstanding, that do not encumber any assets subject to the Aircraft Chattel Mortgages;

                  (iv) as part of an Employee Benefit Plan providing deferred compensation to the Lessee's employees and approved by its board of directors, the Lessee may create a trust, pursuant to documentation in form and substance reasonably satisfactory to the Agent, for the benefit of its employees and make payments thereto not to exceed $10 million in the aggregate; and

                  (v) a pledge of any guaranteed investment contract or similar instrument or document pursuant to which the Investment permitted under Section 7(c)(vi) is made, as well as a pledge of any accrued interest on such Investment.

         Notwithstanding anything to the contrary contained above, in no event shall the Lessee create, incur, assume or permit to exist Liens on or with respect to any assets subject to the Aircraft Chattel Mortgages except for Permitted Encumbrances of the type described in clauses (i), (ii) or (viii) of the definition thereof.

         B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO LESSEE OR OTHER SUBSIDIARIES. Except (i) as provided herein, (ii) as described on Schedule 7(b) annexed hereto and (iii) with respect to Special Purpose Subsidiaries, the Lessee will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary's capital stock (i) to pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by the Lessee or any other Subsidiary of the Lessee, (ii) to repay or prepay any Indebtedness owed by such Subsidiary to the Lessee or any other Subsidiary of the Lessee, (iii) to make loans or advances to the Lessee or any other Subsidiary of the Lessee, or (iv) to transfer any of its property or assets to the Lessee or any other Subsidiary of the Lessee.

(c)      INVESTMENTS; JOINT VENTURES.

         The Lessee shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to make or own any Investment in any Person, including any Joint Venture, except:

                  (i) the Lessee may make and own Investments in Cash Equivalents; provided, that (x) the weighted average maturity of all Investments in Cash Equivalents shall not exceed twelve months, (y) no more than 10% of the Lessee's Investments in Cash Equivalents shall be in a single security or issuer (other than U.S. treasuries, U.S. government agency obligations and money market funds), and (z) no more than 50% of the Lessee's Investments in Cash Equivalents shall be in a single U.S. treasury or U.S. government agency security;

                  (ii) the Lessee and its Subsidiaries may continue to own the Investments owned by them as of the Initial Borrowing Date in any Subsidiaries of the Lessee;

                  (iii) the Lessee may make and own Investments in Special Purpose Subsidiaries, provided that the Lessee delivers to the Lessor and the Agent an Officer's Certificate in form and substance satisfactory to the Lessor and the Agent demonstrating that such Special Purpose Subsidiary meets the requirements set forth in the definition thereof;

                  (iv) so long as no Default or Lease Event of Default has occurred and is continuing or would result therefrom, and so long as, on a Pro Forma Basis, the Lessee will be in compliance with the covenant set forth in Section 7(f)(iv), the Lessee may make Investments in Joint Ventures in an aggregate amount not to exceed (A) $21,100,000 at any time outstanding less (B) the aggregate amount contributed to capital of Special Purpose Subsidiaries during the period commencing January 1, 2000, and ending on the last day of the Fiscal Year immediately preceding the date of determination (taken as a single accounting period); provided, that the Lessee shall not incur liabilities related to any such Joint Venture in excess of the Lessee's Investment therein; and provided further, that no more than $4,100,000 may be invested in Joint Ventures other than the TNT Entity;

                  (v) the Lessee and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7(c)(v) annexed hereto and Investments made in compliance with subsection 7(c)(iv);

                  (vi) the Lessee may make cash Investments for purposes of providing credit support for the equity portion of rent due under each New Aircraft Lease in an amount less than or equal to the amount previously paid to Boeing as a pre-delivery deposit with respect to the related New Leased Aircraft (to the extent that such deposit has been returned to the Lessee); provided, that such cash Investments shall in no event exceed $24 million per New Leased Aircraft;

                  (vii) the Lessee may make cash Investments in an aggregate amount not to exceed $7 million for the purpose of paying the excess of interest due under the New Aircraft Lease Documents over the amount of interest earned from investing the proceeds from the issuance of equipment trust certificates under the New Aircraft Lease Documents; and

                  (viii) so long as no Default or Lease Event of Default has occurred and is continuing or would result therefrom, and so long as, on a Pro Forma Basis, the Lessee will be in compliance with the covenant set forth in Section 7(f)(iv), the Lessee and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed $15 million at any time outstanding;

         Notwithstanding the foregoing, neither the Lessee nor its Subsidiaries may make any direct or indirect loan or advance to a Holding Company, except an Investment made in accordance with Section 7(c)(vi) to the extent such Investment is for the purpose of making mandatory principal and interest payments on the GE Capital Loans.

(d)      CONTINGENT OBLIGATIONS.

         The Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (1) any Subsidiary may become and remain liable with respect to Contingent Obligations arising under their guaranties of the obligations under any Material Agreement;

                  (2) the Lessee may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements and Currency Agreements arising under any Material Agreement;

                  (3) the Lessee and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets or securities;

                  (4) the Lessee and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in
         Schedule 7(d)(4) annexed hereto;

                  (5) the Lessee and its Subsidiaries may become and remain liable with respect to Contingent Obligations to the extent that such Contingent Obligations are permitted pursuant to subsections 7(i) and 7(j); and

                  (6) the Lessee and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided, that the maximum aggregate liability, contingent or otherwise, of the Lessee and its Subsidiaries in respect of all such Contingent Obligations when added, without duplication, to the aggregate principal amount of Indebtedness outstanding in accordance with Section 7(a)(9) shall at no time exceed $50 million.

(e)      RESTRICTED JUNIOR PAYMENTS.

         The Lessee shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided, that the Lessee may make scheduled payments of principal, mandatory prepayments of principal (including through the exercise of remedies) and payment of interest from time to time on Designated Indebtedness; and provided further, that, so long as no Default or Lease Event of Default has occurred and is continuing, or would result therefrom, and so long as, on a Pro Forma Basis, the Lessee will be in compliance with the covenant set forth in Section 7(f)(iv):

                  (1) the Lessee may prepay Designated Indebtedness from the proceeds of Permitted Extension Indebtedness or Other Permitted Indebtedness;

                  (2) the Lessee may make a one-time Restricted Junior Payment to Holdings in an amount not to exceed $37 million (the "Polar Air Payment"), of which $30 million is to be used by Holdings to fund its acquisition of Polar Air (the "Polar Air Transaction") and $7 million is to be used by Holdings to make mandatory principal and interest payments required under the GE Capital Loans; provided, that, prior to making the Polar Air Payment, the Lessee shall have provided to the Agent an executed copy of the credit agreement pursuant to which the GE Capital Loans will be made, which credit agreement shall be in form and substance satisfactory to the Agent; provided further, that, if the Lessee elects to make the Polar Air Payment, such Polar Air Payment must be made on or prior to November 7, 2001; provided further, that if the Polar Air Payment is funded and, for any reason, the closing of the Polar Air Transaction does not occur on or before November 7, 2001, the Lessee shall cause Holdings to refund the Polar Air Payment to the Lessee immediately;

                  (3) the Lessee may apply Equity Proceeds to prepay Designated Indebtedness;

                  (4) at any time other than during the Interim Period, the Lessee may repurchase its Common Stock in an amount not to exceed in any fiscal year $5 million for purposes of establishing or contributing to an employee benefit plan; provided, that any such repurchased Common Stock resold to employees of the Lessee shall, to the extent of the price paid for such Common Stock by such employee, be excluded from the calculation of the $5 million limit set forth above;

                  (5) the Lessee shall be permitted to consummate the Transaction; and

                  (6) at any time other than during the Interim Period, the Lessee may repurchase or redeem all or any portion of the Senior Notes for aggregate cash consideration, when aggregated with any "change of control" put payments arising as a result of the Holding Company Reorganization, not to exceed $75,000,000, provided that (A) after giving effect to the proposed repurchase or redemption, the Lessee shall have not less than $150,000,000 in Cash or Cash Equivalents on its balance sheet and (B) its Consolidated Leverage Ratio (calculated on a pro forma basis as if the proposed repurchase or redemption had been consummated on the last day of the most recent four fiscal quarter period) shall not exceed the lower of 4.25:1.00 or the ratio required to be met in accordance with Section 7(f)(ii) for the immediately succeeding fiscal quarter end.

(f)      FINANCIAL COVENANTS.

         (i) MINIMUM INTEREST COVERAGE RATIO. The Lessee shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for the four fiscal quarter period ending as of the last day of any fiscal quarter of the Lessee set forth below to be less than the correlative ratio indicated:

----------------------------------------------
   FISCAL QUARTER           MINIMUM INTEREST
       ENDING                COVERAGE RATIO
----------------------------------------------
December 31, 2001              1.90:1.00
----------------------------------------------

-----------------------------------------------
March 31, 2002                        1.70:1.00
-----------------------------------------------
June 30, 2002                         1.75:1.00
-----------------------------------------------
September 30, 2002                    1.65:1.00
-----------------------------------------------
December 31, 2002                     1.65:1.00
-----------------------------------------------
March 31, 2003                        2.50:1.00
-----------------------------------------------
June 30, 2003                         2.75:1.00
-----------------------------------------------
September 30, 2003                    2.75:1.00
-----------------------------------------------
December 31, 2003                     2.75:1.00
-----------------------------------------------
March 31, 2004                        2.75:1.00
-----------------------------------------------
June 30, 2004                         2.75:1.00
-----------------------------------------------
September 30, 2004                    2.75:1.00
-----------------------------------------------
December 31, 2004                     2.75:1.00
-----------------------------------------------
March 31, 2005                        2.75:1.00
-----------------------------------------------
June 30, 2005                         2.75:1.00
-----------------------------------------------
September 30, 2005                    2.75:1.00
-----------------------------------------------
December 31, 2005                     2.75:1.00
-----------------------------------------------
March 31, 2006                        2.75:1.00
-----------------------------------------------
June 30, 2006                         2.75:1.00
-----------------------------------------------
September 30, 2006                    2.75:1.00
-----------------------------------------------
December 31, 2006                     2.75:1.00
-----------------------------------------------

         (ii) MAXIMUM LEVERAGE RATIO. The Lessee shall not permit the ratio of (i) Consolidated Total Debt at the end of any four fiscal quarter period ending during one of the periods set forth below (less Cash and Cash Equivalents held by the Lessee in excess of $25 million as of such date) plus seven times Consolidated Rental Payments for such four fiscal quarter period to (ii) Consolidated Adjusted EBITDA plus Consolidated Rental Payments for such four fiscal quarter period to exceed the correlative ratio indicated below:

--------------------------------------------------
   FISCAL QUARTER                      MAXIMUM
      ENDING                        LEVERAGE RATIO
--------------------------------------------------
December 31, 2001                     6.25:1.00
--------------------------------------------------
March 31, 2002                        6.70:1.00
--------------------------------------------------
June 30, 2002                         6.40:1.00
--------------------------------------------------
September 30, 2002                    6.75:1.00
--------------------------------------------------
December 31, 2002                     6.75:1.00
--------------------------------------------------
March 31, 2003                        4.25:1.00
--------------------------------------------------
June 30, 2003                         4.25:1.00
--------------------------------------------------
September 30, 2003                    4.25:1.00
--------------------------------------------------
December 31, 2003                     4.00:1.00
--------------------------------------------------
March 31, 2004                        4.00:1.00
--------------------------------------------------
June 30, 2004                         4.00:1.00
--------------------------------------------------
September 30, 2004                    4.00:1.00
--------------------------------------------------
December 31, 2004                     3.75:1.00
--------------------------------------------------
March 31, 2005                        3.75:1.00
--------------------------------------------------
June 30, 2005                         3.75:1.00
--------------------------------------------------
September 30, 2005                    3.75:1.00
--------------------------------------------------
December 31, 2005                     3.50:1.00
--------------------------------------------------
March 31, 2006                        3.50:1.00
--------------------------------------------------
June 30, 2006                         3.50:1.00
--------------------------------------------------
September 30, 2006                    3.50:1.00
--------------------------------------------------
December 31, 2006                     3.50:1.00
--------------------------------------------------

         (iii) MINIMUM CONSOLIDATED NET WORTH. The Lessee shall not permit Consolidated Net Worth at any time during any of the periods set forth below to be less than the correlative amount indicated:

----------------------------------------------------------
                                      MINIMUM CONSOLIDATED
            PERIOD                         NET WORTH
----------------------------------------------------------
Fiscal quarter ending June                $400 million
30, 2002
----------------------------------------------------------
Fiscal quarter ending                     $380 million
September 30, 2002
----------------------------------------------------------
Month ending October 31, 2002             $385 million
----------------------------------------------------------
Month ending November 30, 2002            $385 million
----------------------------------------------------------
Fiscal quarter ending                     $400 million
----------------------------------------------------------
December 31, 2002
----------------------------------------------------------
Fiscal quarter ending March               $450 million
31, 2003
----------------------------------------------------------
Fiscal quarter ending June                $450 million
30, 2003
----------------------------------------------------------
Fiscal quarter ending                     $450 million
September 30, 2003
----------------------------------------------------------
Fiscal quarter ending                     $450 million
December 31, 2003
----------------------------------------------------------
Fiscal quarter ending March               $450 million
31, 2004
----------------------------------------------------------
Fiscal quarter ending June                $450 million
30, 2004
----------------------------------------------------------
Fiscal quarter ending                     $450 million
September 30, 2004
----------------------------------------------------------
Fiscal quarter ending                     $450 million
December 31, 2004
----------------------------------------------------------

------------------------------------------------------
Fiscal quarter ending March               $450 million
31, 2005
------------------------------------------------------
Fiscal quarter ending June                $450 million
30, 2005
------------------------------------------------------
Fiscal quarter ending                     $450 million
September 30, 2005
------------------------------------------------------
Fiscal quarter ending                     $450 million
December 31, 2005
------------------------------------------------------
Fiscal quarter ending March               $450 million
31, 2006
------------------------------------------------------
Fiscal quarter ending June                $450 million
30, 2006
------------------------------------------------------
Fiscal quarter ending                     $450 million
September 30, 2006
------------------------------------------------------
Fiscal quarter ending                     $450 million
December 31, 2006
------------------------------------------------------

         (iv) MINIMUM LIQUIDITY. The Lessee shall not permit its reserve of Unrestricted Cash and Cash Equivalents to be less than $200,000,000 at any time except (A) during the period from and including July 1, 2002, to and including November 29, 2002, when the Lessee shall not permit its reserve of Unrestricted Cash and Cash Equivalents to be less than $140,000,000 and (B) during the period from and including November 30, 2002, to and including December 30, 2002, when the Lessee shall not permit its reserve of Unrestricted Cash and Cash Equivalents to be less than $160,000,000.

(g) RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS; NEW SUBSIDIARIES.

         The Lessee shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or any portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except that:

                  (1) any Subsidiary of the Lessee may be merged with or into the Lessee or any wholly-owned Subsidiary of the Lessee, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Lessee or any such wholly-owned Subsidiary of the Lessee; provided, that, in the case of such a merger, the Lessee or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

                  (2) the Lessee and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided, that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (3) subject to subsection 7(m), the Lessee and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $100 million in any fiscal year or $500 million in the aggregate; provided, that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, (y) the consideration received shall be at least 75% cash, and
         (z) the proceeds of such Asset Sales shall be applied to repay permanently senior bank debt or prepay Basic Rent;

                  (4) the Lessee may lease or transfer any Financed Aircraft to the extent expressly permitted by the mortgages encumbering such Financed Aircraft as in effect on the date of this Lease;

                  (5) at any time other than during the Interim Period, the Lessee may make acquisitions of the capital stock of another Person or all or substantially all of the assets of a division or line of business of another Person, provided that (a) the acquisition primarily involves the acquisition of assets to be used in the business of the Lessee, (b) if such acquisition is structured as a merger or a stock or other equity acquisition, then either (i) the Person so acquired becomes a wholly-owned Subsidiary of the Lessee or (ii) such Person is merged with and into the Lessee or a wholly-owned Subsidiary of the Lessee (with the Lessee or such wholly-owned Subsidiary being the surviving corporation of such merger), (c) if such acquisition is structured as an asset acquisition, then such assets are acquired either by the Lessee directly or by a wholly-owned Subsidiary of the Lessee, (d) immediately before and after giving effect thereto, no Default or Lease Event of Default shall have occurred and be continuing, (e) immediately after giving effect to the acquisition, the Lessee shall be in compliance on a Pro Forma Basis with the financial covenants in subsection 7(f) and such compliance shall be evidenced by an Officer's Certificate demonstrating such compliance, (f) the Lessor and the Agent shall have reviewed and be reasonably satisfied with the nature and amount of all contingent liabilities or other liabilities not on the balance sheet of the Lessee assumed in connection with such acquisition and (g) the aggregate amount of cash payments made in connection with all such acquisitions other than with the proceeds from sales or issuances of equity by the Lessee does not exceed $100,000,000;

                  (6) the Lessee and its Subsidiaries may make Consolidated Capital Expenditures in connection with the purchase of up to twelve Eligible Aircraft during each fiscal year, such number of Eligible Aircraft permitted during any fiscal year to be increased by any number of Eligible Aircraft permitted to be purchased, but not purchased, during the previous fiscal year (but in no event shall any such number of Eligible Aircraft once carried forward to the next fiscal year be carried forward to any fiscal year thereafter) together with Consolidated Capital Expenditures with respect to the acquisition, in the normal course of business, of spare parts and spare engines associated with such Eligible Aircraft;

                  (7) the Lessee and its Subsidiaries may make Consolidated Capital Expenditures with respect to maintenance of aircraft in the normal course of business;

                  (8) the Lessee and its Subsidiaries may make other Consolidated Capital Expenditures not in excess of $10 million during any fiscal year; provided, that any amount of such other Consolidated Capital Expenditures permitted, but not made, in any fiscal year may be carried forward to and made during the immediately succeeding fiscal year (but no amount once carried forward to the next fiscal year may be carried forward to any fiscal year thereafter);

                  (9) the Lessee shall be permitted to dispose of or acquire assets pursuant to the consolidation and relocation of its offices and operations from Colorado to New York; provided, that the aggregate consideration paid with respect to the acquisition of assets shall be in an amount not to exceed $20 million;

                  (10) the Holding Company Reorganization and any transaction effected in accordance with subsection 10(b) of this Lease or Section 6.6(ii) or Section 9.21 of the Credit Agreement shall be permitted;

                  (11) the Lessee may lease aircraft pursuant to ACMI Contracts; and

                  (12) the Lessee may lease no more than thirteen aircraft at any time (other than pursuant to ACMI Contracts), including, without limitation, the five aircraft permitted to be leased by that certain Consent No. 6 to Credit Agreement, dated as of April 16, 2002, among the Lessee, the Lessor, the Lenders, and the Agent.

(h)      AMENDMENTS OF MATERIAL AGREEMENTS.

         The Lessee shall not permit (i) its certificate or articles of incorporation or bylaws to be amended or otherwise modified in any manner that could reasonably be expected to have a Material Adverse Effect or (ii) any Material Agreement to be amended or otherwise modified in any manner with respect to any provision providing material representations and warranties to the Lessee, indemnification rights to the Lessee, or limiting the Lessee's remedies or rights upon the other party to such agreements failing to perform.

(i)      RESTRICTION ON LEASES.

         The Lessee shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between the Lessee and its wholly-owned Subsidiaries, including the Lessor); provided, however, that the Lessee may become so obligated to the extent that, and only to the extent that, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current fiscal year do not exceed $35 million plus the amount of Consolidated Rental Payments made during such fiscal year in respect of up to eight 747-400F aircraft subject to Operating Leases as of the Initial Borrowing Date plus the amount of Consolidated Rental Payments in respect of up to two 747-400F aircraft per year, subject to the agreement dated June 9, 1997, between the Lessee and The Boeing Company regarding the purchase of twelve new 747-400F aircraft and the option to purchase eight additional new 747-400F aircraft, plus an amount, not to exceed $15 million during any fiscal year, equal to Consolidated Rental Payments incurred in connection with sale and leaseback transactions described in subsection 7(j), plus Consolidated Rental Payments assumed pursuant to acquisitions permitted under subsection 7(g)(5); and provided further, that, notwithstanding the foregoing, the Lessee shall not enter into any New Aircraft Lease unless (A) the Lessee has delivered to the Agent an originally executed officer's certificate, in form and substance satisfactory to the Agent, stating that the terms of the New Aircraft Lease Documents relating to such New Aircraft Lease are not less favorable to the Lessee in any material respect than the terms described in the Boeing Term Sheet and (B) the term of such New Aircraft Lease does not expire prior to the first anniversary of the Final Maturity Date, and; provided further, that the Lessee shall not agree to any amendment to such New Aircraft Lease that would cause the officer's certificate described above to be incorrect after giving effect to such amendment.

(j)      SALES AND LEASE-BACKS.

         The Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that the Lessee or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Lessee or any of its Subsidiaries) or (ii) that the Lessee or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by the Lessee or any of its Subsidiaries to any Person (other than the Lessee or any of its Subsidiaries) in connection with such lease; provided, that the Lessee and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the Lessee or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7(i).

(k)      TRANSACTIONS WITH SHAREHOLDERS, AFFILIATES, AND GSS.

         The Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of the Lessee or with any Affiliate of the Lessee or of any such holder, on terms that are less favorable to the Lessee or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such holders or Affiliates; provided, that the foregoing restriction shall not apply to (i) reasonable and customary fees paid to and indemnification of members of the Boards of Directors of the Lessee and its Subsidiaries, (ii) reasonable and customary salaries, bonuses and other compensation paid to and indemnification of employees of the Lessee or any of its Subsidiaries in accordance with past practice or approved by the compensation committee of the Lessee, (iii) performance by the Lessee of its obligations under and in accordance with the Services Agreement or (iv) the Holding Company Reorganization.

         In furtherance and not in limitation of the foregoing, the Lessee shall not, directly or indirectly, enter into any leases of aircraft to or from GSS, the TNT Entity, or any holder of 10% or more of any class of equity Securities of the Lessee or with any Affiliate of the Lessee or of any such holder or of GSS or the TNT Entity (any such lease, a "Specified Lease") unless such lease is in form and substance reasonably satisfactory to the Lessor and the Agent. In addition, the Lessee shall not enter into any amendment, consent, waiver, supplement, or other modification with respect to a Specified Lease that could reasonably be expected to be materially adverse in any respect to the Lessee, the Lessor, the Agent, or the Lenders without the prior written consent of the Lessor and the Agent (which consent shall be given or withheld by the Agent in its sole discretion within ten Business Days after such proposed amendment, consent, waiver, supplement, or other modification has been received by the Lessor and the Agent together with any related documents reasonably requested by the Lessor or the Agent). In any event, the Lessee shall provide the Lessor and the Agent with a copy of any amendment, consent, waiver, supplement, or other modification with respect to any Specified Lease within fifteen Business Days after the execution thereof.

         In the event that the Lessee enters into any Specified Lease, the Lessee shall deliver an originally executed officer's certificate, in form and substance satisfactory to the Lessor and the Agent, stating that such Specified Lease is on terms no less favorable to the Lessee than those that could have been obtained in an arm's-length transaction with unrelated third parties. Promptly upon receipt by the Lessee of any fairness opinion required under the Senior Note Documents, the Lessee shall deliver a copy of such opinion to the Lessor and the Agent.

(l)      DISPOSAL OF SUBSIDIARY STOCK.

         The Lessee shall not:

                  (1) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law or to a wholly-owned Subsidiary of the Lessee; or

                  (2) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to the Lessee, another wholly-owned Subsidiary of the Lessee, or to qualify directors if required by applicable law.

         Notwithstanding the foregoing, the Lessor shall be permitted to issue preferred stock in an amount not to exceed $100,000 to a third party.

(m)      CONDUCT OF BUSINESS.

         From and after the Initial Borrowing Date, the Lessee shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Lessee and its Subsidiaries on the Initial Borrowing Date and similar or related businesses.

(n)      CHANGE OF CHIEF EXECUTIVE OFFICE.

         The Lessee shall not, and shall not permit any of its Subsidiaries to, change its chief executive office without giving 30 days' prior written notice to the Lessor and the Agent.

(o)      HOLDING COMPANY.

         The Lessee shall not permit the Holding Company to create, incur, assume or guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Contingent Obligation (other than the Holdings Guaranties, the Amended Aircraft Credit Facility Guaranty, the guaranties of Polar Air's obligations under the Polar Leases, so long as the terms of such Polar Leases are not less favorable to Polar Air in all material respects than the terms in effect on the date of the Credit Agreement Third Amendment, and the guaranty of any future lease or sublease of a 747-400 aircraft bearing manufacturer's serial number 30812, so long as the terms of such lease or sublease are not less favorable to Polar Air in all material respects than the terms described in the Polar Term Sheet) or Indebtedness (other than the GE Capital Loans and the GSS Pledge) and will not engage in any business or activity or own any assets other than (i)(x) holding the capital stock of the Lessee, GSS, and any Subsidiaries of the Holding Company and performing its obligations incidental thereto, (y) investing an amount not to exceed $2,000,000 in GSS and performing its obligations incidental thereto, and (z) investing an amount not to exceed $500,000 in the aggregate at any time outstanding in Equitime, a business organization to be formed to provide insurance to airlines, or in a similar entity formed for the same purpose, and performing its obligations incidental thereto, (ii) employing certain management employees and pilots and performing its obligations incidental thereto, (iii) paying general administrative costs and expenses in the ordinary course of business, and (iv) such other activities as may be consented to from time to time by Requisite Lenders under the Credit Agreement.

                  SECTION 8. Return of the Aircraft

                  (a) Condition Upon Return. Unless the Aircraft has been sold pursuant to Section 21, if at any time the Lessee shall return the Aircraft to the Lessor hereunder, the Lessee, at its own expense, will return the Aircraft to the Lessor at a location specified by the Lessor to the Lessee in writing. At the time of such return, (i) the Lessee will cause the Aircraft to be in compliance with the maintenance covenants contained in this Lease and (ii) the Airframe will be fully equipped with the Engines installed thereon.

                  At the time of such return, such Airframe and Engines (A) shall have an airworthiness certificate from the Federal Aviation Administration and shall be in full compliance with the provisions of Federal Aviation Regulations, Part 121 (or successor regulation), and shall be in material compliance with all applicable FAA noise, corrosion, environmental and aging aircraft requirements, (B) shall be free and clear of all Liens and (C) in the case of the Aircraft, shall be in a full freighter configuration and in as good condition as when originally delivered to the Lessee, ordinary wear and tear excepted, and otherwise in the condition required to be maintained under the Lessee's FAA-approved maintenance plan; and in all such cases the Aircraft shall not have been discriminated against as compared to other aircraft owned or leased by the Lessee whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever.

                  (b) Overhaul and Repair. The Airframe, Engines and all Parts shall have been, and shall be properly documented to have been, repaired or overhauled by certified repair stations acceptable to the FAA.

                  (c) Repairs. The Lessee shall ensure that all repairs performed since the Initial Borrowing Date on the Aircraft are eligible to receive approval by the FAA (or its designee), if so required. All such repairs shall be accompanied by all data and documentation necessary to substantiate their certification, approval and methods of compliance, as required.

                  (d) Modifications. All modifications performed since the Initial Borrowing Date that deviate from the certified configuration and that are still in existence on the Aircraft shall have approval or certification by the FAA (or its designee) or certification if required. All such modifications shall be accompanied by complete data and documentation necessary to substantiate their certification and approval and methods of compliance.

                  (e) Airworthiness Directives. All FAA Airworthiness Directives and amendments or changes to the Federal Aviation Regulations applicable to the Airframe, Engines (or Acceptable Alternate Engines) or Parts, as well as all mandatory service bulletins applicable to any of the foregoing, shall have been accomplished by terminating action in compliance with the issuing agency's or the manufacturer's specific instructions, as the case may be, taking into account, any waiver, deferral or deviation from such directives, regulations or bulletins.

                  (f) Return of the Engines. In the event that an Acceptable Alternate Engine shall be delivered with the returned Airframe, the Lessee, concurrently with such delivery, will, at no cost to the Lessor, furnish, or cause to be furnished, to the Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance reasonably satisfactory to the Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such Acceptable Alternate Engines are free and clear of all Liens) against receipt from the Lessor of a bill of sale evidencing the transfer, without recourse or warranty by the Lessor to the Lessee or its designee of all of the Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

                  (g) Deferred Maintenance. There shall be no open, outstanding or deferred maintenance items, scheduled or unscheduled, against the Aircraft including those identified in pre-delivery inspections or test flights.

                  (h) Corrosion Treatment. At the time of return, the Aircraft shall have been maintained by cleaning and treating all mild and moderate corrosion and correcting of all severe or exfoliate corrosion in accordance with the Lessee's approved maintenance program or manufacturer's structural repair manual.

                  (i) Manuals. Upon the return of the Aircraft upon any termination of this Lease, the Lessee shall deliver or cause to be delivered to the Lessor all logs, manuals and data and maintenance, inspection, modification and overhaul records and similar records required to be maintained with respect to the Aircraft and Parts under FAA rules and the Aircraft maintenance program (the "Technical Records"). If any such logs, manuals, records or other data are missing, incomplete or otherwise not in accordance with FAA standards applicable to the Lessee, the Lessee shall re-accomplish the maintenance tasks necessary to produce such records in accordance with its approved maintenance program prior to delivery of the Aircraft or otherwise perform all necessary acts (without regard to any applicable waivers or deferrals) to obtain such records in a manner satisfactory to the FAA and the Lessor.

                  (j) Storage Upon Return. If, at least 15 days prior to termination of this Lease at the end of the Term or pursuant to Section 17, the Lessee receives from the Lessor a written request for storage of the Aircraft upon its return hereunder, the Lessee will provide the Lessor, or cause the Lessor to be provided, with storage facilities for the Aircraft at the Lessee's risk and at the Lessee's expense for a period not exceeding 30 days, and thereafter at the Lessor's risk and at the Lessor's cost for insurance, maintenance and the Lessee's out-of-pocket expenses for such storage for a period not exceeding 90 days (provided, that if such termination occurs as a result of a Lease Event of Default hereunder, such storage shall be at the cost of the Lessee), commencing on the date when the Aircraft is returned substantially in the condition required under this Section 8, at a location in the continental United States selected by the Lessee and used by the Lessee as a location for the long-term parking or storage of aircraft.

                  (k) Severable Parts. At any time that the Aircraft is to be returned to the Lessor, the Lessee shall, at the Lessor's request, advise the Lessor of the nature and condition of all severable nonproprietary Parts (other than Parts otherwise required by Sections 10 or 11 to be maintained on the Aircraft) owned by the Lessee have been used by the Lessee during the prior six months and that the Lessee has or intends to remove from the Aircraft in accordance with Section 11 hereof. The Lessor may, at its option, upon 30 days notice to the Lessee, purchase any or all of such nonproprietary Parts from the Lessee upon the expiration of the Term at their fair market value.

                  (l) Survival. The obligations of the Lessee to comply with the terms of this Section 8 shall survive the expiration or other termination of this Lease.

                  (m) Deregistration and Export. At such time as the Lessee is obligated to redeliver the Aircraft to the Lessor pursuant to this Lease, the Lessee shall at its expense upon the request of the Lessor:

                  (i) promptly take all such steps (not including procuring the discharge of any Lessor's Liens) as may be necessary to cancel the existing registration of the Aircraft (subject to the Lessor giving, or procuring that any mortgagee of the Aircraft gives, such notices and/or required consents to the cancellation of such registration) and obtain and deliver to the Lessor all certificates relating to the Aircraft required by applicable law on any transfer of or alteration to the registration thereof;

                  (ii) provide to the Lessor all assistance as the Lessor may reasonably request so as to enable the Lessor to obtain any documents (including, without limitation, any export certificate of airworthiness) required by applicable law in relation to the export of the Aircraft from the state of registration or such other country in which the Aircraft is for the time being located and shall re-assign or otherwise confirm to the Lessor the benefit of any indemnities or warranties available to the Lessee from the manufacturer or any other supplier or manufacturer of the Airframe, Engines or any Part; and

                  (iii) provide to the Lessor such assistance with respect to information and documentation as the Lessor may reasonably require so as to enable the Aircraft to be registered and certified as to airworthiness under any applicable laws and/or regulations of any country other than the state of registration; provided, that the Lessor shall reimburse, the Lessee for its reasonable out-of-pocket expenses incurred in providing such assistance.

                  SECTION 9. Liens. The Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien, on or with respect to the Aircraft, title thereto or any interest therein, except the lien of the Aircraft Chattel Mortgage and Permitted Encumbrances. The Lessee will promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not excepted above if the same shall arise at any time.

                  SECTION 10. Registration, Maintenance and Operation; Possession and Subleases; Insignia.

                  (a) Maintenance and Operation. The Lessee, at its own cost and expense, until the expiration or earlier termination of this Lease, (i) will be a "citizen of the United States" as defined in Section 40102(15) of Title 49 of the United States Code and will be an air carrier certificated under Sections 401 and 609 of the Federal Aviation Act and hold all necessary air carrier operating certificates; (ii) will cause ownership of the Aircraft to be duly registered and remain duly registered with the FAA in the name of the Lessor in accordance with the Federal Aviation Act and otherwise registered under all applicable laws of the United States so as to be eligible to operate in commercial air service under the Federal Aviation Act; and (iii) will service, repair, inspect, test, maintain and overhaul the Airframe and each Engine, install replacement equipment and parts on the Airframe and each Engine and maintain the Technical Records (A) so as to keep the Airframe and each Engine in such operating condition as may be required to permit the Airframe and each Engine to be utilized in commercial operations in the United States, (B) so as to enable the airworthiness certification of the Airframe to be maintained in good standing at all times under the Federal Aviation Act, except when aircraft of the same type, model or series as the Airframe (powered by engines of the same type as those with which the Airframe shall be equipped at the time of grounding) registered in the United States have been grounded by the FAA; provided, however, that if, following its issuance, the United States FAA airworthiness certificate of the Aircraft shall be withdrawn, then, subject to the provisions of Section 13 hereof, so long as the Lessee is diligently taking or causing to be taken all necessary action promptly to correct the condition that caused such withdrawal, no Lease Event of Default shall arise from such withdrawal, (C) in accordance with the Lessee's FAA-approved maintenance, inspection and maintenance control programs, and in the same manner and with the same care used by the Lessee with respect to the same or similar aircraft and engines owned or operated by the Lessee so as to keep the same in as good operating condition as when originally leased hereunder, ordinary wear and tear excepted, which practices shall at all times be at or above the standard of the industry in the United States for prudent maintenance of similar equipment, (D) in such manner as may be necessary to maintain in full force all warranties of the manufacturers thereof, and (E) to enable the Lessee to deliver the Aircraft to the Lessor in accordance with Section 8. The Lessee shall maintain all records, logs and other materials that may be required to permit the Airframe and each Engine to be so utilized.

                  The Lessee will comply in all material respects with all airworthiness directives, mandatory notes or modifications or similar requirements affecting the same (including those issued by the manufacturer or supplier) in such condition so as to comply with this Lease and the rules and regulations of the FAA from time to time in force and applicable to the Aircraft and Engines. Neither the Airframe nor any Engine will be maintained, used or operated in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Airframe or such Engine issued by any such authority, and in the event that such laws, rules, regulations or orders require alteration of the Airframe or any Engine, the Lessee, at its own cost and expense, will conform thereto or obtain conformance therewith and will maintain the same in proper operating condition under such laws, rules, regulations and orders, provided, however, that the Lessee may, in good faith (after having delivered to the Lessor and the Agent an Officers' Certificate stating the facts with respect thereto), contest the validity or application of any such law, rule, regulation or order in any reasonable manner that does not, in the Lessor's and the Agent's opinion (in their sole discretion), adversely affect the interests of the Lessor, the Agent or any Lender.

                  The Lessee covenants and agrees with the Lessor that, the better to ensure the availability of the benefits of Section 1110 of the Bankruptcy Code, the Lessee shall not object to any motion, petition or application filed by the Lessor with any bankruptcy court having jurisdiction over the Lessee, solely as to the portion thereof that seeks, and to the extent that such motion, petition or application seeks, a determination that such
Section 1110 of the Bankruptcy Code applies to the lease of the Aircraft hereunder. In the event that Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, the Lessor and the Lessee (at the Lessee's expense) agree to amend this Lease and take such other action not inconsistent with this Lease as the Lessor reasonably deems necessary so as to afford to the Lessor the rights and benefits as such amended or substituted statute confers upon owners, lessors and conditional vendors of aircraft similarly situated to the Lessor.

                  The Lessee will not operate, use or locate the Airframe or any Engine, (I) in any area in which any insurance required to be maintained pursuant to Section 14 shall not be at the time in full force and effect, or in any area excluded from coverage by an insurance policy in effect with respect to the Airframe or such Engine, except in the case of a requisition for use by the United States of America, and then only if the Lessee obtains indemnity in lieu of such insurance from the United States of America against the risks and in the amounts required by said Section covering such area, or (II) in any recognized or threatened area of hostilities unless the Airframe or such Engine is operated or used under contract with the Government of the United States of America under which contract that Government assumes liabilities for any damages, loss, destruction or failure to return possession of the Airframe or such Engine at the end of the term of such contract and for injury to persons or damage to property of others.

                  The Lessee shall not use the Aircraft nor suffer it to be used in any manner or for any purpose excepted from any of the insurance on or in respect of the Aircraft or for the purpose of carriage of goods of any description excepted from such insurance nor do, or permit to be done, anything which, or omit to do anything the omission of which, may invalidate any of such insurance.

                  (b) Possession. The Lessee will not, without the prior written consent of the Agent and the Lessor, sell, assign, lease or otherwise in any manner deliver, transfer or relinquish possession or control of, or transfer the right, title or interest of the Lessee in, the Airframe or any Engine except that, unless a Default or Lease Event of Default shall have occurred and be continuing, the Lessee may, without the prior written consent of the Agent and the Lessor, take the following actions so long as the actions to be taken shall not deprive the Agent of the first priority Lien under the Aircraft Chattel Mortgage in the assets subject thereto and so long as the actions to be taken shall not deprive the Lessor of the protections of Section 1110 of the Bankruptcy Code with respect to the Aircraft and shall not deprive the Agent of the protections of Section 1110 of the Bankruptcy Code with respect to the Aircraft as assignee of the Lessee's rights under this Lease pursuant to the Aircraft Chattel Mortgage:

                  (i) transfer possession of the Airframe or any Engine other than by lease to the United States of America or any instrumentality thereof pursuant to the Civil Reserve Air Fleet Program (as administered pursuant to Executive Order 12656, or any substitute order) or any similar or substitute programs;

                  (ii) transfer possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or any other organization for service, repairs, maintenance or overhaul or, to the extent permitted by Section 11 hereof, for alterations or modifications;

                  (iii) subject any Engine to normal interchange or pooling agreements or arrangements of the type customary in the United States airline industry and entered into by the Lessee in the ordinary course of business that do not contemplate or require the transfer of title to, use for the remainder of its useful life, or registration of the Airframe or title to or use for the remainder of its useful life of such Engine; provided, however, that if the Lessee's title to or use for the remainder of its useful life of the Airframe or any Engine shall be divested under any such agreement or arrangement, such divesture shall be deemed to be an Event of Loss with respect to the Airframe or such Engine and the Lessee shall comply with Section 13 in respect thereof;

                  (iv) install an Engine on an airframe that is owned by the Lessee free and clear of all Liens except (A) those permitted under clauses (i) or (ii) of the definition of Permitted Encumbrances in the Credit Agreement, (B) those that apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), and (C) the rights of any Domestic Air Carrier, under normal interchange agreements that are customary in the airline industry and do not contemplate or require the transfer of title to such airframe or the engines installed thereon;

                  (v) install an Engine on an airframe leased to the Lessee or owned by the Lessee subject to a conditional sale or other security agreement, provided that: (A) such airframe is free and clear of all Liens, except for the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except for Liens of the type permitted by clause (iv) above; and (B) the Agent and the Lessor shall have received from the lessor, conditional vendor or secured party and each of the purchasers, mortgagees and encumbrancers of such lessor, conditional vendor or secured party of such airframe a written agreement (which may be the lease, conditional sale agreement or mortgage covering such airframe), whereby such lessor, conditional vendor or secured party and each of the purchasers, mortgagees and encumbrancers of such lessor, conditional vendor or secured party expressly and effectively agrees that neither it nor its successors and assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time when such Engine is subject to the Aircraft Chattel Mortgage;

                  (vi) install an Engine on an airframe owned by the Lessee, leased by the Lessee or owned by the Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iv) nor clause (v) above is applicable; provided, that any divesture of title to such Engine resulting from such installation shall be deemed to be an Event of Loss with respect to such Engine and the Lessee shall comply with Section 13 in respect thereof;

                  (vii) enter into an ACMI Contract or wet lease for the Airframe and the Engines or engines installed thereon with any third party pursuant to which the Lessee has operational control of the Airframe and any Engines installed thereon, such operation to be performed solely by individuals under the operational control of the Lessee possessing all current certificates and licenses that would be required under the applicable laws of the United States for the performance by such employees of similar functions within the United States; provided, that the Lessee's obligations hereunder shall continue in full force and effect notwithstanding any such ACMI Contract or wet lease;

                  (viii)   enter into a lease (other than pursuant to paragraph
         (vii) above) of the Airframe and the Engines or engines installed thereon, so long as (A) either (i) (x) the lessee under such lease, at the time such lease is entered into, holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, (y) the Lessee and the lessee under such lease have expressed in writing (either in such lease or in a substantially contemporaneous writing) that such lease is intended to be treated as a lease for U.S. federal income tax purposes, and (z) the Lessee has obtained an opinion, addressed to the Lessee, the Lessor, the Agent, and the Lenders, in form and substance reasonably satisfactory to each of the Lessor and the Agent, stating that the Lessee is entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Airframe and the Engines or engines installed thereon, or (ii) the Lessee obtains the prior written consent of both the Lessor and the Agent, which consent may be withheld by either of the Lessor or the Agent in its sole discretion, and which consent (x) may be conditioned on receipt of opinions in form and substance satisfactory to each of the Lessor and the Agent in its sole discretion from counsel of the same domicile as the lessee of such lease, which counsel must be satisfactory to each of the Lessor and the Agent in its sole discretion and (y) may be conditioned on such other conditions as either the Lessor or the Agent may, in its sole discretion, determine,
         (B) such lease (i) shall not have a term (including, without limitation, any option to renew or extend) in excess of sixty months,
         (ii) shall require rental payments to be made at least quarterly, and
         (iii) shall otherwise be in form and substance reasonably satisfactory to the Agent

         (including, without limitation, with regard to the identity of the lessee), (C) the Lessee shall grant a first priority security interest in such lease to the Lessor to secure its obligations hereunder, shall take all necessary action to ensure that such security interest is fully perfected pursuant to documentation reasonably satisfactory to each of the Lessor and the Agent, and shall deliver an opinion addressed to the Lessor and the Agent to the effect that the Lessor holds a fully perfected first priority security interest in such lease, and as to such other matters as the Lessor or the Agent may reasonably request, which opinion shall be in form and substance reasonably satisfactory to each of the Lessor and the Agent, from counsel reasonably satisfactory to each of the Lessor and the Agent, (D) the Lessor shall grant a first priority security interest in its interest in such lease to the Agent, for the benefit of the Lenders, and their respective successors and assigns, to secure the Secured Obligations (as defined in the Aircraft Chattel Mortgage), shall take all necessary action to ensure that such security interest is fully perfected pursuant to documentation reasonably satisfactory to the Agent, and shall deliver an opinion addressed to the Agent to the effect that the Agent holds a fully perfected first priority security interest in the Lessor's interest in such lease, and as to such other matters as the Agent may reasonably request, which opinion shall be in form and substance reasonably satisfactory to the Agent, from counsel reasonably satisfactory to the Agent, and (E) the Lessee shall not enter into any amendment, consent, waiver, supplement, or other modification with respect to such lease that could reasonably be expected to be materially adverse in any respect to the Lessee, the Lessor, or the Lenders without the prior written consent of the Agent, which consent shall be given or withheld by the Agent in its sole discretion within ten Business Days of receipt by the Agent of the proposed amendment, consent, waiver, supplement, or other modification and any related documents reasonably requested by the Agent; provided, that the Lessee's obligations hereunder shall continue in full force and effect notwithstanding any such lease; and

                  (ix) sell the Aircraft in accordance with Section 6.6(ii) of the Credit Agreement or replace the Airframe or any Engine in accordance with Section 9.21 of the Credit Agreement;

provided, however, that the rights of any transferee (other than with respect to any transactions referred to in paragraph (ix) above) who receives possession of the Airframe or any Engine permitted by the terms hereof shall be made subject and subordinate to, and any lease permitted by this Section 10(b) shall be made expressly subject and subordinate to, the Lease and the lien and security interest of the Aircraft Chattel Mortgage and all of the Agent's rights thereunder and the Lessee shall remain primarily liable hereunder for the performance of all the terms of the Lease to the same extent as if such transfer had not occurred, and any such instrument of transfer shall include appropriate provisions for the maintenance and insurance of the Airframe or such Engine, and any such instrument of transfer shall expressly prohibit any further transfer of the Airframe or such Engine or any assignment of the rights thereunder; and provided further, that no such lease, pooling arrangement or other transfer or relinquishment of the possession of the Airframe or any Engine shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder.

                  (c) Insignia. The Lessee shall, at its own cost and expense, cause the Airframe and each Engine to be legibly marked (in a reasonably prominent location, which in the case of the Airframe shall be adjacent to the airworthiness certificate) with such a plate, disk, or other marking of customary size, and bearing the legend "Owned by Atlas Freighter Leasing III, Inc., and Mortgaged to Bankers Trust Company, as the Agent" or such other legend, as shall in the opinion of the Lessor and the Agent be appropriate or desirable to evidence the fact that it is subject to the ownership of the Lessor and the lien and security interest created by the Aircraft Chattel Mortgage. The Lessee shall not remove or deface, or permit to be removed or defaced, any such plate, disk, or other marking or the identifying manufacturer's serial number, and, in the event of such removal or defacement, shall promptly cause such plate, disk, or other marking or serial number to be promptly replaced. Except as provided above, the Lessee shall not allow the name of any person, association or corporation to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any security interest therein, except that the Lessee or any permitted lessee may place its customary colors and insignia or the insignia of the manufacturer on the Airframe or any Engine.

                  (d) Holding Out. The Lessee agrees that it will not at any time represent or hold out the Lessor, the Agent, any Lender or any Affiliate of any of them (and will use its best efforts to ensure that none of the Lessor, the Agent, any Lender or any Affiliate of any of them is not at any time represented or held out) as being in any way connected or associated with any operation of the Airframe, any Engine or any Part or any other operations or carriage undertaken by the Lessee.

                  (e) No Pledging of Credit. The Lessee is not authorized to, and agrees that it will not purport to, pledge the credit of the Lessor, any Lender or the Agent for any maintenance, service, repairs, or overhauls of, modifications to, or changes or alterations in, the Airframe, any Engine or any Part, or for any other purpose whatsoever.

                  (f) Title. Title to the Aircraft shall remain vested in the Lessor subject to the Aircraft Chattel Mortgage and any assignments, charges or other disposals that the Lessor may make in accordance with this Lease. The Lessee shall not do or knowingly permit to be done anything that would jeopardize the rights of the Lessor as owner of, or the rights of any Lender in, the Aircraft and shall cause to be taken all actions necessary or reasonably requested by the Lessor to prevent the rights of the Lessor and the Lenders in the Aircraft from being jeopardized. The Lessee shall not hold itself out to any third party as the owner of the Aircraft or any part of it, and when any third party inquires as to ownership of the Aircraft or any Engine or any part thereof, it will make clear to such third party that title to the same is held by the Lessor and that the Aircraft is mortgaged to the Lenders. Without limiting the foregoing, if at any time subsequent to the initial registration of the Aircraft, any filing, recording or act is necessary or reasonably requested by the Lessor to perfect, protect and preserve the rights and interests of the Lessor in the Aircraft and the rights and interests of any Lender under the Aircraft Chattel Mortgage, the Lessee, at its own cost and expense, will procure that such filings, recordings and acts are done pursuant to applicable laws. At the reasonable request of the Lessor, the Lessee shall furnish to the Lessor an opinion of counsel or other evidence satisfactory to the Lessor of each such filing, recordation and act. The Lessor will reimburse the Lessee for its reasonable out-of-pocket expenses incurred in complying with its obligations under this Section 10(f) insofar as they relate to any Lender; provided, that, to the extent that such expenses relate to (i) any reregistration of the Aircraft under Section 8 or any sublease of the Aircraft, (ii) any Event of

Default or (iii) any substitution of Parts or Engines pursuant to the terms hereof, the Lessor shall not be obligated to reimburse the Lessee for such increase in expense.

                  (g)      Information and Records. The Lessee shall:

                  (i) promptly furnish to the Lessor all such information as the Lessor may from time to time reasonably request regarding the Aircraft, any Engine or any part thereof, its use, location and condition;

                  (ii) keep, or procure that there are kept, the Technical Records and shall keep as part thereof accurate, complete and current records of all flights made by the Aircraft, of all Flight Hours and Cycles of the Airframe, each Engine, the APU, the landing gear and the Parts, and of all maintenance and repairs carried out on the Aircraft and each Engine and every Part;

                  (iii) procure that the Technical Records shall be kept and maintained in English and in such manner, form and location as the FAA and any applicable law may from time to time require and shall disclose the location of all Engines and Parts not installed on the Aircraft, which Technical Records, unless otherwise required by applicable law, shall be the property of the Lessor;

                  (iv) make the Technical Records available to the Lessor (or any authorized representative of the Lessor) for examination during normal business hours (or at such other time as the Lessee and the Lessor shall mutually agree) upon giving reasonable written notice, provided that, so long as no Event of Default shall have occurred and be continuing, such examination does not impede the normal commercial operation of the Aircraft, and provided further that the cost of any such inspection shall be borne by the Lessee if the Lessee is thereby shown to be in breach of its material obligations hereunder, and otherwise by the party making the inspection; and

                  (v) promptly on, but in no event later than three Business Days after, becoming aware of the same, notify the Lessor of:
         (I) any Total Loss with respect to the Aircraft or any Engine, (II) any loss, theft, damage or destruction to the Aircraft or any Engine or any part thereof if the potential cost of repairs or replacement may exceed $5,000,000, (III) any loss, arrest, hijacking, confiscation, seizure, requisitioning, impounding, taking in execution, detention or forfeiture of the Aircraft or any part thereof and (IV) any event in respect of the Aircraft that might reasonably be expected to involve the Lessor, the Lessee, the Agent or any Lender in any loss or liability.

                  SECTION 11. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

                  (a) Except as otherwise provided in Section 11(d), the Lessee, at its own cost and expense, will promptly replace all Parts, which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair or testing, the Lessee at its own cost and expense may remove any

Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, that, except as otherwise provided in Section 11(d), the Lessee at its own cost and expense shall replace such Parts as promptly as practicable. All replacement Parts shall be owned by the Lessor free and clear of all Liens (except Permitted Encumbrances and for pooling arrangements to the extent permitted by Section 11(b)), and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming that such parts were in the condition and repair required to be maintained by the terms hereof.

                  All Parts at any time removed from the Airframe or any Engine shall remain the property of the Lessor and shall remain subject to the lien and security interest of the Aircraft Chattel Mortgage, no matter where located, until such time as such Parts shall be replaced by parts that have been incorporated or installed in or attached to the Airframe or any Engine and that meet the requirements for replacement parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (A) title to such replacement Part shall vest in and such replacement part shall become the property of the Lessor and shall become subject to this Lease and the lien and security interest of the Aircraft Chattel Mortgage and shall be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the property originally comprising, or installed on, such Airframe or such Engine, and (B) title to the replaced part shall no longer be the property of the Lessor and shall thereupon become free and clear of all rights of the Lessor hereunder and all rights derivative of the Lessor's and shall no longer be deemed a Part hereunder.

                  (b) Any Part removed from the Airframe or any Engine as provided in Section 11(a) may be subjected by the Lessee to a normal pooling arrangement of the type customary in the airline industry entered into by the Lessee in the ordinary course of its business and entered into with Domestic Air Carriers that are not the subject of any bankruptcy, insolvency, or similar proceeding, voluntary or involuntary; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 11(a) as promptly as possible after the removal of such removed part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 11(a) may be owned by any third party subject to such a pooling arrangement, provided that the Lessee, at its expense, as promptly thereafter as possible, either (A) causes such replacement Part to become property of the Lessor and subject to the lien and security interest of the Aircraft Chattel Mortgage in accordance with Section 11(a) free and clear of all Liens (except Permitted Encumbrances and the Aircraft Chattel Mortgage relating to the Aircraft) or (B) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by the Lessee which shall become the property of the Lessor subject to the lien and security interest of the mortgage free and clear of all Liens (except Permitted Encumbrances and the Aircraft Chattel Mortgage relating to the Aircraft).

                  (c) The Lessee, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the standards of the FAA or other governmental authority having jurisdiction; provided, that the Lessee may, in good faith, contest the validity or application of any such standard in any reasonable manner that shall not adversely affect the Lessor's or the Agent's respective interests. The Lessee also agrees, at its own cost and expense, to make or cause to be made such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the standards or requirements of any directive issued by a manufacturer relating to the Airframe or any Engine. In addition, so long as no Default or Lease Event of Default shall have occurred and be continuing, the Lessee, at its own cost and expense, may from time to time make such alterations and modifications in and additions to the Airframe and any Engine as the Lessee may deem desirable in the proper conduct of its business, provided that no such alteration, modification or addition diminishes the value or utility or impairs the condition or airworthiness of the Airframe or such Engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification or addition, assuming that the Airframe or such Engine were then in the condition and airworthiness required to be maintained by the terms of this Lease.

                  (d) All Parts incorporated or installed in or attached to or added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, become the property of, and title to such parts shall vest in the Lessor and shall be subject to the lien and security interest of the Aircraft Chattel Mortgage; provided, that, so long as no Default or Lease Event of Default shall have occurred and be continuing, the Lessee may remove and not replace any such Part if it (A) is in addition to, and not in replacement of or in substitution for, any Part incorporated or installed in or attached to the Airframe or such Engine on the date hereof, or any Part in replacement of or substitution for any such Part, (B) is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Section 10(a) hereof or any other provision of this Lease or the Aircraft Chattel Mortgage and (C) can be removed from the Airframe or such Engine without diminishing or impairing the value, utility or airworthiness that the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred, assuming that the Airframe or such Engine was otherwise in the condition required by this Lease and the Aircraft Chattel Mortgage. Upon the removal by the Lessee of any such Part, as above provided, title thereto shall, without further act, be free and clear of the interests of the Lessor and all rights derivative of the Lessor's and such Part shall no longer be deemed a Part hereunder.

                  (e) In no event shall the Lessor bear any liability or cost whatsoever for (i) any alteration or modification of, or addition to, the Airframe or any Engine, (ii) any grounding of the Aircraft, (iii) suspension of certification of the Aircraft, or (iv) loss of revenue suffered by the Lessee for any reason whatsoever.

                  SECTION 12. Indemnities. (a) The Lessee will pay, and hereby indemnifies, on an after-tax basis, the Lessor and its assignees, if any, from and against, any and all fees and taxes, levies, imposts, duties, charges or withholdings, together with any penalties, fines or interest thereon (any of the foregoing for the purposes of this Section 12 being called a "Tax"), that may from time to time be imposed on or asserted against the Lessor and its assignees, if any, or the Airframe or any Engine or any part thereof or interest therein by any federal, state or local government or other taxing authority in the United States or by any foreign government or subdivision thereof or by any foreign taxing authority in connection with, relating to or resulting from: (i) the Airframe or any Engine or any part thereof or interest therein, (ii) the manufacture, purchase, ownership, mortgaging, lease, sublease, use, storage, maintenance, sale or other dis-position of the Airframe or any Engine, (iii) any rentals or other earnings therefor or arising therefrom or the income or other proceeds received with respect thereto, or (iv) this Lease or the Aircraft Chattel Mortgage; provided, however, that there shall be excluded from any indemnification under this
Section 12(a) any Lessor Tax unless the payment of any such Tax shall be a condition to the enforceability of the Aircraft Chattel Mortgage or the perfection of the lien thereof or unless proceedings shall have been commenced to foreclose any lien that may have attached as security for such Tax, nothing in this Section shall require the payment of any Tax so long as and to the extent that the validity thereof shall be contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and the Lessee shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  (b) The Lessee agrees to defend, indemnify, pay and hold harmless the Lessor, the Agent and each Lender, and the officers, directors, partners, employees, agents and affiliates of the Lessor, the Agent and each Lender, (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including, without limitation, securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable or other cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Lease or the other Transaction Documents or the transactions contemplated hereby or thereby (including, without limitation, the Lenders' agreement to make the Loans to the Lessor or the use or intended use of the proceeds of any of the Loans) (collectively called the "INDEMNIFIED LIABILITIES"); provided, that the Lessee shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent that such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Lessee shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  SECTION 13. Event of Loss. (a) If an Event of Loss shall occur with respect to an Airframe or an Engine, the Lessee will promptly notify the Lessor and the Agent thereof in writing (in any event within five (5) days of such occurrence) and will, not later than 180 days after the occurrence of such Event of Loss, convey or cause to be conveyed to the Lessor, free of all Liens (other than Permitted Encumbrances) title to an Acceptable Alternate Airframe or Acceptable Alternate Engine, as the case may be. Prior to or at the time of any such conveyance, the Lessee, at its own expense, will, as conditions to such transfer, (i) furnish the Lessor with a warranty (as to title) bill of sale, from a person and in form and substance reasonably satisfactory to the Lessor, with respect to such Acceptable Alternate Airframe or Acceptable Alternate Engine, (ii) cause a Lease Supplement to be filed for recording pursuant to Title 49 of the United

States Code, as amended, (iii) furnish the Lessor with such evidence of the Lessee's title to such Acceptable Alternate Airframe or Acceptable Alternate Engine and of compliance with the insurance provisions of Section 14 hereof with respect to such Acceptable Alternate Airframe or Acceptable Alternate Engine as the Lessor may reasonably request, (iv) furnish the Lessor with an opinion of the Lessee's counsel to the effect that title to such Acceptable Alternate Airframe or Acceptable Alternate Engine has been duly conveyed to the Lessor free and clear of all Liens except Permitted Encumbrances and the Lessor and the Agent continue to have 1110 protection with respect to such Aircraft. Upon satisfaction of the foregoing conditions, the Lessor shall transfer to or at the direction of the Lessee without recourse or warranty all of the Lessor's right, title and interest, if any, in and to (A) the Airframe or Engine with respect to which such Event of Loss occurred and furnish to or at the direction of the Lessee, at the Lessee's expense, a bill of sale without warranty other than to the absence of a Lessor Lien in form and substance reasonably satisfactory to the Lessee, evidencing such transfer and (B) all claims, if any, against third parties, for damage to or loss of the Airframe or Engine subject to such Event of Loss, and such Airframe or Engine shall thereupon cease to be an Airframe or Engine leased hereunder. The Lessee shall cooperate with the Lessor and take all such actions as shall be requested by the Lessor so that the Lessor complies with Section 4(f) of the Aircraft Chattel Mortgage. For all purposes hereof, each such Acceptable Alternate Airframe or Acceptable Alternate Engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Airframe" or "Engine," as the case may be. No Event of Loss under the circumstance contemplated by the terms of this paragraph (a) shall result in any reduction in Basic Rent or any other obligation of the Lessee hereunder.

                  (b) With respect to the Airframe or any Engine, as between the Lessor and the Lessee, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in Section 14 below) received from any governmental authority or other person shall be applied as follows:

                  (A) if such payments are received with respect to an Event of Loss to an Airframe or Engine that has been or is being replaced by the Lessee pursuant to the terms hereof, so long as there shall exist no Default or Lease Event of Default, such payment shall be paid over to or retained by the Lessee upon satisfaction of the conditions for replacement contained in paragraph (a) above and until such time shall be held by the Lessor as security for the obligations of the Lessee under the Lease; and

                  (B) if such payments are received with respect to an Event of Loss with respect to which no replacement is being effected, so much of such payments as shall not exceed (A) the Stipulated Loss Value as of the date of payment plus (B) all unpaid Supplemental Rent due through the date of payment, plus (C) all unpaid Basic Rent for the period ending on the date of payment shall be paid by the Lessee to the Lessor and following the foregoing application, the balance, if any, of such payments shall be distributed between the Lessee and the Lessor as their respective interests may appear;

                  (c) In the event of a requisition for use by the United States Government of the Airframe or any Engine, the Lessee shall promptly notify the Lessor and the Agent of such requisition and all of the Lessee's obligations under the Lease shall continue to the same extent as if such requisition had not occurred. Any payments received by the Lessor or the Lessee from the United States Government for the use of the Airframe or such Engine, to the extent allocable to the Term, shall be paid over to, or retained by, the Lessee.

                  (d) Any amount referred to in this Section 13 that is payable to or retained by the Lessee shall not be paid to the Lessee or retained by the Lessee, if at the time of such payment or retention any Default or Lease Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Lessor as security for the obligations of the Lessee under the Lease and shall be applied against the Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Lease Event of Default, such amount shall be paid to the Lessee to the extent not previously applied in accordance with the preceding sentence.

                  SECTION 14. Insurance. (a) The Lessee will at all times carry and maintain on or with respect to the Aircraft, at its own cost and expense, public liability (including, without limitation, contractual liability, cargo liability, passenger legal liability, bodily injury and product liability, but excluding manufacturer's product liability) and property damage insurance with insurers of recognized responsibility and reputation in amounts, of the type and covering the risks customarily carried with respect to similar aircraft by corporations engaged in the same or similar business and similarly situated with the Lessee but in no event in an amount less than $500,000,000 per occurrence (which shall include war risk, governmental confiscation and expropriation and allied perils coverage). During any period when the Aircraft is on the ground and not in operation, the Lessee may carry or cause to be carried, in lieu of insurance required by this Section, insurance otherwise conforming with the provisions of this Section except that the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance, and the scope of risk covered and type of insurance shall be the same, as are customarily carried with respect to similar aircraft on the ground by corporations engaged in the same or similar business and similarly situated with the Lessee. Any policies of insurance carried in accordance with this Section 14 and any policies taken out in substitution or replacement of any such policies
(A) shall be amended to name the Agent, the Lenders and the Lessor and their respective shareholders, directors, officers, members, partners, servants, employees and agents as additional named insureds, (B) shall be primary without right of contribution from any other insurance that is carried by the Lessee,
(C) shall expressly provide that all provisions thereof, except the limits of the liability, shall operate in the same manner as if there were a separate policy covering each insured, and (D) shall provide that the insurer shall waive any right of subrogation against the Agent, the Lenders and the Lessor.

                  (b) The Lessee will at all times carry and maintain with insurers of recognized responsibility and reputation on or with respect to the Aircraft, at its own cost and expense, aircraft ground and flight all-risk hull insurance as well as fire and extended coverage insurance on the Engines and other equipment while removed from the Airframe, which shall include war risk, governmental confiscation and expropriation (other than by the United States Government) and allied perils (if and to the extent that the same shall be maintained by the Lessee with respect to similar aircraft owned or operated by the Lessee on the same routes or if the Aircraft or another aircraft is operated on routes where the custom is for Domestic Air Carriers similarly situated with the Lessee flying comparable routes with similar aircraft to carry such insurance, of the type usually carried by corporations engaged in the same or similar business and similarly situated with the Lessee) including (A) strikes, riots, civil commotions or labor disturbances, (B) any malicious act or act of sabotage and (C) hijacking (air piracy) or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons aboard the Aircraft or another aircraft acting without the consent of the insured; provided, that such insurance (including any self-insurance to the extent permitted below) shall at all times be for an agreed value not less than the greater of the Stipulated Loss Value as of the closest Stipulated Loss Determinate Date and $50,000,000. During any period when the Aircraft is on the ground and not in operation, the Lessee may carry or cause to be carried, in lieu of the insurance required by this Section, insurance otherwise conforming hereto except that the scope of risk covered and type of insurance shall be the same as are from time to time customarily carried with respect to similar aircraft by corporations engaged in the same or similar business and similarly situated with the Lessee for aircraft on the ground in an amount at least equal to the applicable amount provided above. All such insurance shall name the Agent, the Lenders and the Lessor as additional insureds and loss payees to the extent that their interest may appear and shall provide that any loss to the Airframe or an Engine in excess of $2,000,000 (and, if a Default or Lease Event of Default has occurred and is continuing, any such loss) shall be payable to the Lessor and to the Agent for the benefit of the Lenders; and shall be primary without right of contribution from any other insurance that is carried by the Lessor or the Agent with respect to its interest therein. In the event that the Lessee arranges separate insurances to cover the all-risk hull insurance and the war and perils hull insurance, the Lessee shall ensure that the insurers subscribing to such insurances shall agree to a 50/50 claims funding arrangement in the event of any dispute as to which insurance is applicable.

                  The Lessee may self-insure, by way of deductible or equivalent provisions in insurance policies, the risks required to be insured against pursuant to this Section 14(b) in such reasonable amounts as are then applicable to other similar aircraft or spare engines in the Lessee's fleet that are of a value comparable to the Aircraft, and as are not substantially greater than amounts self-insured by corporations engaged in the same or similar business and similarly situated with the Lessee; provided, however, that the Lessee may not self-insure in an amount in excess of $1,000,000 without the prior written consent of the Lessor and the Agent.

                  (c) Any policies of insurance required pursuant to either paragraph (a) or paragraph (b) above shall: (A) be amended to name the Lessor, the Agent and the Lenders as additional named insureds, but without the Lessor, the Agent or the Lenders being thereby liable for premiums (and the insurance companies waiving their right with respect thereto), (B) provide that in respect of the interest of (x) the Lessor or (y) the Agent or the Lenders in such policies the insurance shall not be invalidated by any action or inaction of (x) the Lessee or (y) the Lessee or the Lessor, respectively, and shall insure the interests of the Agent and the Lenders regardless of any breach or violation by the Lessee, the Lessor or any Person (other than the Agent) of any warranty, declaration, condition or exclusion from coverage contained in such policies,
(C) provide that if such insurance is cancelled, or if any material change is made in the coverage that affects the interest of the Lessor, the Agent or any Lender, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Lessor, the Agent or any Lender for thirty (30) days (seven (7) days, or such shorter or longer period as may from time to time be customarily available in the industry, in the case of any war risk and allied perils coverage) after receipt by the Agent and the Lessor of written notice from such insurers of such cancellation, change or lapse, (D) be in full force and effect throughout any geographical areas at any time traversed by the Aircraft and shall be payable in U.S. dollars, (E) waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise in respect of any liability of the Lessee, the Lessor or the Agent except in respect of outstanding premium due for the Aircraft, (F) waive all rights of subrogation against the Lessor and the Agent and (G) include a year 2000 date recognition writeback.

                  (d) In the case of a lease or contract with the United States or any agency or instrumentality thereof in respect of the Airframe or any Engine, a valid agreement by the United States or such agency or instrumentality to indemnify the Lessee against the same risks against which the Lessee is required hereunder to insure shall be considered adequate insurance with respect to the Airframe or such Engine to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

                  (e) On or prior to the date hereof, and annually thereafter on or prior to January 31, the Lessee will furnish to the Lessor and the Agent (A) a report signed by a firm of independent aircraft insurance brokers, appointed by the Lessee and not objected to by the Lessor or the Agent, describing in reasonable detail acceptable to the Lessor and the Agent the insurance then carried and maintained on or with respect to the Aircraft and the Engines and stating that in the opinion of such firm such insurance complies with the terms of this Section 14 and is adequate to protect the interests of the Lessee, the Lessor and the Agent, and (B) certificates of the insurer or insurers evidencing the insurance covered by the report. The Lessee will cause such brokers to advise the Agent in writing (x) promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which such firm has knowledge and that might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or any Engine and (y) at least thirty (30) days prior to the expiration or termination date, or date of effectiveness of any material change, of any insurance carried and maintained on the Aircraft hereunder.

                  (f) All insurance payments and other payments received by the Agent, the Lessor or the Lessee from insurance referred to in paragraph (b) above shall be, if received by the Lessor or the Lessee, immediately paid to the Agent, as agent for itself and the Lessor and shall be paid to the Lessee upon compliance by the Lessee with the terms of Section 13, provided that no Default or Lease Event of Default shall have occurred and be continuing.

                  (g) The Lessee shall not create or permit to exist any Lien over the insurances required by this Lease, or its interest therein, save as constituted by this Lease and the Credit Agreement.

                  (h) If at any time the Lessee fails to maintain in full force and effect insurances in compliance with any provision of this Article 14, the Lessor shall be entitled but not bound (without prejudice to any other rights that it may have or acquire under this Lease by reason of such failure)
(i) to pay any premiums due or to effect or maintain insurances satisfactory to the Lessor or otherwise remedy such failure in such manner as the Lessor considers appropriate, and the Lessee shall immediately reimburse the Lessor in full for any amount so expended by the Lessor and/or (ii) at any time while such failure is continuing, to require the Aircraft to remain at any airport, or to proceed to and remain at any airport designated by the Lessor, the Agent or the Lenders, until such failure is remedied.

                  (i) Nothing in this Section 14 shall prohibit the Agent, or any Lender or the Lessor from obtaining insurance with respect to the Aircraft for its own account. The Lessee may, at its own expense, carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this Section
14. No insurance maintained by the Agent, the Lessor or any Lender shall prevent the Lessee from carrying the insurance required or permitted by this Section. Proceeds of any such insurance carried by the Lessee, the Agent or any Lender shall be paid as provided in the insurance policy relating thereto and no such Person shall have any duty to obtain any such insurance.

                  (j) To the extent any of the Aircraft or Engines or any component thereof are leased or under contract to the United States or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program or a similar program, the Lessee shall take such actions as the Agent may reasonably request to ensure that the Agent, for the benefit of the Lenders,
(i) is a loss payee under any insurance policy or indemnity granted to the Lessee or any of its affiliates by the United States or any agency or instrumentality thereof and/or (ii) has a perfected security interest in the proceeds of any payments made by the United States or any agency or instrumentality thereof pursuant to any such insurance policy or indemnity.

                  SECTION 15. Assignment. Except as permitted in accordance with
Section 10, the Lessee will not, without the prior written consent of the Lessor, assign any of its rights hereunder or in the Aircraft. The Lessor agrees that it will not assign or convey its right, title or interest in or to this Lease or the Aircraft except in accordance with the Credit Agreement. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the Lessor and the Lessee and their respective successors and permitted assigns and shall inure to the direct benefit of, and shall also be enforceable by, the Agent and the Lenders, and their respective successors, as assignees of the Lessor.

                  SECTION 16. Events of Default. Each of the following events shall constitute a Lease Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Lease Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

                  (a) the Lessee shall fail to pay any installment of Rent, Stipulated Loss Value or any other amounts owing pursuant to this Lease within 5 days after the due date thereof;

                  (b) the Lessee shall fail (i) to comply in any material respect with the maintenance standards or (ii) to procure insurance coverage as prescribed herein or (iii) to operate the Aircraft or any Engine at a time or in a place where insurance described in Article 14 shall not be in effect;

                  (c) there shall exist a Lease Event of Default under, and as defined in, any other Lease or the Lessee or Holdings shall fail to perform or observe any other covenant or condition set forth in this Lease or any other Transaction Document, which failure shall remain unremedied for a period of 10 Business Days after written notice from the Lessor or the Agent, unless action has been taken within 15 Business Days to remedy such breach and such action is being diligently pursued, provided such breach is capable of being remedied;

                  (d) any representation or warranty of the Lessee or Holdings in any Transaction Document or in any certificate furnished pursuant to any Transaction Document is found to be incorrect in any material respect at the time it was made and such breach shall remain unremedied for a period of 15 Business Days after written notice thereof;

                  (e) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Lessee or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against the Lessee or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Lessee or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the appointment of an interim receiver, trustee or other custodian of the Lessee or any of its Subsidiaries; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Lessee or any of its subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged;

                  (f) (i) the Lessee or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Lessee or any of its Subsidiaries shall make any assignment for the benefit of creditors; or
         (ii) the Lessee or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of the Lessee or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii);

                  (g) any order, judgment or decree shall be entered against the Lessee or any of its Subsidiaries decreeing the dissolution or split up of the Lessee or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of 30 days;

                  (h) registration of the Aircraft is canceled and is not cured within 15 Business Days;

                  (i) the Aircraft is arrested or detained in exercise of any lien and the Lessee does not procure the release of the Aircraft within 15 business days;

                  (j) there shall have occurred an Event of Default under the Amended Aircraft Credit Facility (whether or not such Event of Default is thereafter waived by the requisite lenders);

                  (k) the Lessee shall not be a Certificated Air Carrier within the meaning of Title 49 of the United States Code, as amended;

                  (l) the Lessee or any of its Subsidiaries shall fail to pay when due following applicable grace periods (a) any principal of or interest on any Indebtedness in an individual principal amount of $5 million or more or any items of Indebtedness with an aggregate principal amount of $10 million or more or (b) any Contingent Obligation in an individual principal amount of $5 million or more or any Contingent Obligations with an aggregate principal amount of $10 million or more, in each case beyond the end of any grace period provided therefor; or (ii) there shall exist a breach by the Lessee or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $5 million or more or any items of Indebtedness with an aggregate principal amount of $10 million or more or any Contingent Obligation in an individual principal amount of $5 million or more or any Contingent Obligations with an aggregate principal amount of $10 million or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligations, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise);

                  (m) any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5 million or (ii) in the aggregate at any time an amount in excess of $10 million (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Lessee or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder);

                  (n) (i) (a) Permitted Holders shall cease to own beneficially and control shares of capital stock of the Lessee representing at least 30% of the combined voting power of all Securities of the Lessee entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, or (b) any Person or any two or more Persons acting in concert (in any such case, excluding Permitted Holders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of the Lessee (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of the Lessee entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, or (c) the Board of Directors of the Lessee shall not consist of a majority of Continuing Directors or (ii) a "Change of Control" shall occur under any of the Pass Through Trust Documents, any of the Senior Note Documents or any other Material Agreement (as in effect on the date of such occurrence); provided, however, that, following the consummation of the Holding Company

         Reorganization, references in clause (i) above to the Lessee shall be deemed to be references to the Holding Company, and, after the consummation of the Holding Company Reorganization, it shall also be a Lease Event of Default if, at any time, the Holding Company ceases to have direct beneficial ownership and control of 100% of the outstanding capital stock of the Lessee, as well as any Securities of the Lessee (other than capital stock) entitled to vote in the election of directors, or if, at any time, the Holding Company grants a Lien with respect to the capital stock of the Lessee; provided further, however, that a "Lease Event of Default" under clause (ii) above arising as a result of the Holding Company Reorganization shall not constitute a "Lease Event of Default;" provided further, however, that, in the event that Permitted Holders cease to own 30% of the combined voting power of all Securities of the Lessee (or the Holding Company, as the case may be) because of the issuance of Securities of the Lessee, or the Holding Company, as the case may be, (as opposed to the Permitted Holders selling Securities), then the failure to maintain the 30% ownership level shall not constitute a Lease Event of Default unless the Permitted Holders shall cease to own shares of capital stock constituting 25% of the combined voting power of all Securities of the Lessee (or the Holding Company, as the case may be);

                  (o) if any consent, authorization, license or approval of, or registration with or declaration to any governmental entity required by the Lessee to authorize, or required by the Lessee in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Lease or any other Transaction Document or the performance by the Lessee of its obligations hereunder or thereunder is modified in a manner unacceptable to the Lessor or is withheld, or is revoked, suspended, canceled, withdrawn or terminated or expires and is not renewed, or otherwise ceases to be in full force and effect and the Lessor reasonably determines that such modification, withholding revocation, suspension, cancellation, withdrawal, termination or non-renewal or cessation may significantly prejudice its rights under or in connection with this Lease, may have a material adverse effect on the Lessee's ability to perform its obligations hereunder or jeopardize the respective interests of the Lessor or any Lender in the Aircraft or may give rise to criminal liability of or the Lessor;

                  (p) if any event occurs, circumstance arises or proceeding is taken with respect to the Lessee in any jurisdiction to which the Lessee is subject that has an effect equivalent or similar to any of the events mentioned in Sections 16(e) or (f);

                  (q) if the Lessee suspends or ceases or threatens to suspend or cease to carry on its business;

                  (r) if the Lessee disposes, threatens to dispose or takes any action to dispose of all or a material part of its assets, whether by one or a series of transactions, related or not, and such disposal or action will have a material adverse effect on its ability to perform its obligations under this Lease or any other Transaction Document;

                  (s) if the existence, validity, enforceability or priority of the rights of the Lessor in respect of the Aircraft hereunder, or the rights of any Lender, as mortgagee, of the Aircraft or the Lender as assignee of the insurances are challenged by the Lessee or any other person claiming through the Lessee;

                  (t) if the Lessee sells or executes any bill of sale affecting the Aircraft or any interest therein or agrees or purposes to do any of the same, or contests in any legal proceedings the Lessor's ownership of the Aircraft;

                  (u) if any governmental authority shall have condemned, seized or appropriated all or substantially all of the property of the Lessee; or

                  (v) if the Lessee becomes obligated to make any "change of control" put payments in connection with the Holding Company Reorganization that, when aggregated with all payments made under
         Section 7(e)(6), exceed $75,000,000 or if, after giving effect to such "change of control" put payments, (A) the Lessee shall have less than $150,000,000 in Cash or Cash Equivalents on its balance sheet or (B) its Consolidated Leverage Ratio (calculated on a pro forma basis as if the proposed payment had been consummated on the last day of the most recent four fiscal quarter period) shall exceed the lower of 4.25:1.00 or the ratio to be met in accordance with Section 7(f)(ii) for the immediately succeeding fiscal quarter end.

                  SECTION 17. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare, by written notice to the Lessee, this Lease to be in default, except that upon the occurrence of a Lease Event of Default referred to in clauses (e), (f) or (g) of Section 16, this Lease shall be deemed declared in default without any further act or notice, and at any time thereafter, the Lessor may do one or more of the following with respect to all or any part of the Aircraft, Airframe and any or all of the Engines as the Lessor in its sole discretion shall elect:

                  (a) upon the written demand of the Lessor and at the Lessee's expense, promptly return the Aircraft, Airframe or any Engine as the Lessor may so demand to the Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 8 hereof as if such Airframe or Engine were being returned at the end of the Term, or the Lessor, at its option, may enter upon the premises where all or any part of the Aircraft, Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to the Lessor for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such action or otherwise; provided, that if the Lessee shall for any reason fail to execute and deliver instruments deemed necessary or advisable by the Lessor to obtain possession of the Aircraft, Airframe and Engines, the Lessor shall be entitled, in a proceeding (which proceeding may be done on an ex parte basis without notice to the Lessee), to a preliminary injunction granting the Lessor the right to possess the Aircraft without having to post a bond or provide any other type of security and to a final judgment for specific performance, conferring the right to immediate possession upon the Lessor and requiring the Lessee to execute and deliver such instruments to the Lessor;

                  (b) sell the Aircraft, Airframe or any Engine at public or private sale, as the Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, Airframe or any Engine as the Lessor, in its sole discretion, may determine, all free and clear of any rights of the Lessee, except as hereinafter set forth in this Section 17, and without any duty to account to the Lessee with respect to such action or inaction;

                  (c) whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or (b) above with respect to the Aircraft, the Lessor, by written notice to the Lessee specifying a payment date, may demand that the Lessee pay to the Lessor, and the Lessee shall pay the Lessor, on the payment date so specified, any Basic Rent due on or before the payment date so specified plus, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due after the date specified in such notice if any), an amount equal to the Stipulated Loss Value for the Aircraft computed as of the immediately preceding Stipulated Loss Determination Date, together with interest, if any, at the Past Due Rate on the amount of such Basic Rent and Stipulated Loss Value from the Stipulated Loss Determination Date as of which Stipulated Loss Value is computed until the date of actual payment; and upon such payment of liquidated damages and all Supplemental Rent then due and payable by the Lessee hereunder, the Lessor shall transfer (without any representation, recourse or warranty whatsoever) the Aircraft to the Lessee and the Lessor shall execute and deliver such documents evidencing such transfer and take such further action as the Lessee shall reasonably request to effect such transfer;

                  (d)      in the event that the Lessor, pursuant to paragraph
         (b) above, shall have sold the Aircraft, the Lessor, in lieu of exercising its rights under paragraph (c) above with respect to such Aircraft, may, if it shall so elect, demand that the Lessee pay the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, any accrued rent with respect to the Aircraft due on or prior to such date plus, as liquidated damages for loss of a bargain and not as a penalty, the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount;

                  (e) the Lessor may terminate or cancel this Lease or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof; and

                  (f) the Lessor may exercise any other right or remedy which may be available to it under applicable law.

                  In addition, the Lessee shall be liable, except as otherwise provided above, without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses incurred by the Lessor and the Agent and any Lender (including reasonable allocated time charges of internal counsel for the Lender) in connection with the Lease Event of Default, the exercise of remedies and the return of the Airframe or any Engine in accordance with the terms of Section 8 hereof or in placing such Airframe or Engine (which for purposes hereof, shall include, without limitation, all logs, manuals and data and inspection, maintenance, modification and overhaul and similar records with respect thereto) in the condition and airworthiness required by such Section. The Lessee hereby acknowledges that it shall be directly liable for such costs and expenses to any Person designated by the Lessor, the

Agent or any Lender (as the case may be) to provide services in connection with or to effect the return of the Airframe or any Engine in accordance with the terms of Section 8 hereof or in placing such Airframe or Engine (which for purposes hereof shall include, without limitation, such logs, manuals and records) in the condition and airworthiness required by such Section.

                  At any sale of the Aircraft or any part thereof pursuant to this Section 17, the Lessor or the Agent or any Lender may bid for and purchase such property. The Lessor agrees to give the Lessee at least 10 days' written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale. Except as otherwise expressly provided above, no remedy referred to in this Section 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity or otherwise; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies. No waiver by the Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require the Lessor to sell, lease, or otherwise use the Aircraft, Airframe or any Engine or any part thereof in mitigation of the Lessor's damages as set forth in this Section 17 or that may otherwise limit or modify any of the Lessor's rights and remedies in this Section 17.

                  Notwithstanding any of the foregoing provisions of this
Section 17, so long as any Loan relating to the Aircraft or other Obligations (other than principal and interest on Loans relating to other aircraft or spare engines) are outstanding under the Credit Agreement, all rights of the Lessor under this Section 17 shall be exercised only by the Agent as assignee of the Lessor's rights under this Lease pursuant to the Aircraft Chattel Mortgage.

                  SECTION 18. Lessee's Cooperation Concerning Certain Matters.
(a) Forthwith upon the execution and delivery of each Lease Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease, the Lessee (at its expense), unless such supplement or amendment relates solely to the assignment of all or any portion of the Lessor's interest hereunder, will cause such Lease Supplement (and, in the case of the initial Lease Supplement, this Lease as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, the Lessee at its expense will promptly and duly execute and deliver to the Lessor and the Agent such further documents and take such further action as the Lessor and the Agent may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and the other Transaction Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor and the Agent hereunder and under the other Transaction Documents, including, without limitation, if requested by the Lessor and the Agent, the execution and delivery of supplements or amendments hereto, at the expense of the Lessee, each in recordable form, and all financing statements and continuation statements, and all similar notices required by applicable law at all times to be kept recorded and filed in such manner and such places as the Lessor and the Agent may reasonably request.

                  (b) The Lessee agrees at its own expense to furnish to the Lessor and the Agent promptly after execution and delivery of any supplement and amendment hereto, an opinion of counsel satisfactory to the Lessor and the Agent (which may include the Lessee's general counsel) stating that, in the opinion of such counsel, such supplement or amendment to the Lease (or a financing statement, continuation statement or similar notice thereof if and to the extent permitted or required by applicable law) has been properly recorded or filed for record in all public offices in which such recording or filing is necessary to protect the right, title and interest of the Lessor hereunder and the Agent under the Loan Documents.

                  SECTION 19. Notices. All notices required under the terms and provisions hereof shall be in writing (including telex, facsimile or similar writing) and shall be effective (a) if given by facsimile device, when transmitted and the appropriate confirmation received, (b) if given by certified mail, three Business Days after being deposited in the United States mail, with appropriate postage prepaid, (c) if given by telex, upon receipt by the party transmitting the telex of such party's answerback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by overnight service or other means, when received or personally delivered, addressed:

                  (i) if to the Lessee, at 538 Commons Drive, Golden, Colorado 80401, Attention: Counsel, or to such other address as the Lessee shall from time to time designate in writing to the Lessor; and

                  (ii) if to the Lessor, at 538 Commons Drive, Golden, Colorado 80401, Attention: Mr. Richard H. Shuyler, or to such other address as the Lessor shall from time to time designate in writing to the Lessee, with a copy to the Agent at 130 Liberty Street, New York, New York 10006, Attention: Marguerite Sutton.

                  SECTION 20. Net Lease, True Lease, etc. (a) The Lessee's obligations to pay Rent and all other amounts payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right that the Lessee may have against the Lessor, the Agent, the Lenders, any manufacturer, any supplier or any other Person for any reason whatsoever, (ii) any defect in the title, airworthiness, eligibility for registration under Title 49 of the United States Code, as amended, or other applicable law, condition, design, compliance with specifications, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any theft, interference, interruption or cessation in or prohibition of the use or possession thereof by the Lessee or any sublessee for any reason whatsoever, including, without limitation, any such interference, interruption, cessation or prohibition resulting from the act of any governmental authority or any other Person, (iii) any Liens, encumbrances or rights of any other Person with respect to the Aircraft, (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any other Transaction Document or document or instrument executed pursuant hereto or thereto, or any lack of right, power or authority of the Lessor or the Lessee or any other party to any other Transaction Document to enter into this Lease or any other Transaction Document or any such document or instrument, (v) any loss of or damage to the Aircraft, Airframe, any Engine or any Part, (vi) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Lessee or any other Person, or (vii) any failure, breach or delay by the Lessor or any other Person in performing or complying with any term of this Lease or any other cause whether similar or dissimilar to the foregoing, any present or future law notwithstanding, it being the intention of the parties that all Rent payable by the Lessee hereunder shall continue to be payable in all events in the manner and at the times provided herein. Such Rent shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or any reduction for any reason whatsoever, including any present or future claims of the Lessee against the Lessor or any other Person under this Lease or otherwise. The Lessee hereby waives, and hereby agrees to waive at any future time at the request of the Lessor, to the full extent now or then permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Each payment of Rent made by the Lessee to the Lessor shall be final as to the Lessor and the Lessee. The Lessee will not seek to recover all or any part of any such payment of Rent from the Lessor for any reason whatsoever.

                  (b) It is the intention of the parties that the Lessor and the Agent, as assignee of the Lessor's right under this Lease pursuant to the Aircraft Chattel Mortgage, shall be entitled to the benefits of 11 U.S.C. Section 1110 or any analogous section of the Federal bankruptcy laws, as amended from time to time with respect to the right to repossess the Airframe, Engines and Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Lease is possible, a construction that would preserve such benefits shall control over any construction that would not preserve such benefits or would render them doubtful. To the extent consistent with the provisions of 11 U.S.C. Section 1110 or any analogous section of the federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed, that notwithstanding any other provisions of the federal bankruptcy law, as amended from time to time, any right of the Lessor and the Agent, as assignee of the Lessor under the Aircraft Chattel Mortgage, to take possession of the Aircraft in compliance with the provisions of this Lease shall not be affected by the provisions of 11 U.S.C. Section 362 or Section 363, as amended from time to time, or any analogous provisions of any superseding statute or any power of the bankruptcy court to enjoin such taking of possession.

                  (c) The Lessor and the Lessee hereby agree that this Lease, including any modifications, supplements and amendments thereto, is intended to be treated as a lease for purposes of the Internal Revenue Code, and neither the Lessor nor the Lessee shall file any tax returns in a manner or take any other action or position inconsistent with the foregoing or with the Lessor's ownership of the Aircraft. Nothing contained in this Lease shall be construed as conveying to the Lessee any right, title or interest in the Aircraft except as a Lessee only. The Aircraft shall at all times during the term of this Lease be the sole and exclusive property of the Lessor.

                  SECTION 21. Purchase Option.

                  (a) Purchase Option. So long as no Lease Event of Default has occurred and is continuing, the Lessee shall have the option to purchase the Aircraft at the end of the Term for a purchase price equal to the higher of the Fair Market Sales Value (assuming that the Aircraft are in the condition required by the Lease) as of such date and Stipulated Loss Value plus all accrued Rent and all Supplemental Rent then due. Upon the payment by the Lessee of the full of such amounts, the Lessor shall convey to the Lessee all right, title and interest of the Lessor in and to the Aircraft on an "as-is, where is" basis, without recourse or warranty.

                  (b) Notice of Purchase. In order to exercise any purchase option under Section 21, the Lessee shall be required to give not less than 90 days (but not more than 360 days) irrevocable prior written notice to the Lessor. The Lessee will give the Lessor prior written irrevocable notice not less than 90 days (but not more than 360 days) before the expiration of the Term of its determination to return the Aircraft and not exercise any purchase option under this Section 21. If the Lessee fails to give notice as required herein, the Lessee will be deemed to have elected to return the Aircraft to the Lessor.

                  SECTION 22. Lessor's Right to Perform for Lessee. If the Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then the Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand.

                  SECTION 23. Miscellaneous. (a) Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Lessor, the Lessee and the Agent. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to the Lessee any right, title or interest in the Aircraft except as a lessee only. Neither the Lessee nor any Affiliate of the Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with the Lessor's ownership of the Aircraft or with the parties' agreement that this Lease be treated as a tax lease for purposes of the Internal Revenue Code. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all reference herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. EACH OF THE LESSEE AND THE LESSOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LEASE OR ANY OTHER TRANSACTION DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR BEFORE OR AFTER THE PAYMENT, OBSERVANCE OR PERFORMANCE OF THE LESSEE'S OR THE LESSOR'S OBLIGATIONS UNDER THIS LEASE OR ANY OTHER TRANSACTION DOCUMENT. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  (b) This Lease, together with the agreements, instruments and other documents required to be executed and delivered in connection herewith, supersedes all prior agreements and understanding of the parties with respect to the subject matter hereof and thereof, except any agreements referred to herein.

                  (c) The time stipulated in this Lease for all payments and notices by the Lessee to the Lessor and for the performance of the Lessee's other obligations under this Lease will be of the essence of this Lease.

                  SECTION 24. Security for Lessor's Obligations. In order to secure the obligations, the Lessor has agreed in the Aircraft Chattel Mortgage, among other things, to assign to the Agent this Lease and the Lease Supplements and to mortgage in favor of the Agent the Aircraft, subject to the reservations and conditions therein set forth. All rights of the Lessor hereunder are subject to the Aircraft Chattel Mortgage and the Lessor and the Lessee agree that so long as the lien of the Aircraft Chattel Mortgage has not been discharged in accordance with its terms, (i) all payments hereunder shall be made to the Agent for the benefit of Lenders to the extent of the Lenders' interest in such payments, (ii) all notices from or to the Lessor shall be copied to the Agent and (iii) the Lessee shall not take any actions that the Lessor would be prohibited from taking under the terms of the Aircraft Chattel Mortgage. The Lessee hereby acknowledges due notice of, and consents to, such assignment and to the creation of such mortgage and security interest. To the extent, if any, that this Lease and any Lease Supplement constitutes chattel paper (as such term is in effect in any applicable jurisdiction), no security interest in this Lease or any Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart containing the receipt therefor executed by the Agent on the signature page hereof or thereof.

                  (Remainder of page intentionally left blank)

                                                                    EXHIBIT A
                                                                       to
                                                                 Lease Agreement

TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE AGENT ON THE SIGNATURE PAGE HEREOF.

                            FORM OF LEASE SUPPLEMENT

                  LEASE SUPPLEMENT No. _____, dated ___________, ____, between ATLAS FREIGHTER LEASING III, INC., (the "Lessor"), and ATLAS AIR, INC. (the "Lessee").

                  The Lessor and the Lessee have heretofore entered into a Lease Agreement (___________), dated as of April 25, 2000, relating to one Boeing B747-200 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by the Lessor to the Lessee in accordance with the terms thereof.

                  [(1)The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.]

                  [(2)The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease, together with Lease Supplement No. 1 dated April 25, 2000, to the Lease Agreement, has been recorded by the Federal Aviation Administration on __________ __, 2000, as one document and assigned Conveyance No. ____________.]

                  NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Lessor and the Lessee hereby agree as follows:

                  1. The Lessor hereby delivers and leases to the Lessee under the Lease and the Lessee hereby accepts and leases from the Lessor under the Lease the following described Boeing B747-200 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

-------------------------
(1)    This language for Lease Supplement No. 1.

(2)    This language for other Lease Supplements.

                                                                       Exhibit A
                                                                          Page 2

                  (i) Airframe: U.S. Registration No. _______; manufacturer's serial no. ______; and

                  (ii) Engines: four (4) aircraft engines bearing, respectively, manufacturer's serial nos. [______, ______, ______ and ______] (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

                  2. The closing date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the closing date and end on the Final Maturity Date.

                  3. The Lessee hereby confirms to the Lessor that the Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right the Lessee or the Lessor may have with respect to the Aircraft against the manufacturer, any affiliate thereof, or any subcontractor or supplier of the manufacturer or any affiliate thereof, under any purchase agreement or otherwise.

                  4. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

                  5. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                                                       Exhibit A
                                                                          Page 3

                  IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.

                                           ATLAS FREIGHTER LEASING III, INC.,
                                               Lessor

                                           By__________________________________
                                             Name:
                                             Title:

                                           ATLAS AIR, INC.,
                                             Lessee

                                           By__________________________________
                                             Name:
                                             Title:

Receipt of this original counterpart of this Lease Supplement is hereby acknowledged on _________, 20__.

                                           DEUTSCHE BANK TRUST COMPANY
                                           AMERICAS,
                                            as Agent

                                           By__________________________________
                                           Name:
                                           Title:

                                                                    EXHIBIT B
                                                                       to
                                                                 Lease Agreement

                                   BASIC RENT

   [Confidential information intentionally deleted from FAA-filed counterpart]

                                                                    EXHIBIT C
                                                                       to
                                                                 Lease Agreement

                             STIPULATED LOSS VALUES

   [Confidential information intentionally deleted from FAA-filed counterpart]

                                                                    EXHIBIT D
                                                                       to
                                                                 Lease Agreement

                        [FORM OF COMPLIANCE CERTIFICATE]

THE UNDERSIGNED HEREBY CERTIFY THAT:

                  (1) We are the duly elected [Title] and [Title] of Atlas Air, Inc., a Delaware corporation ("Atlas");

                  (2) We have reviewed the terms of the thirteen Lease Agreements, dated as of April 25, 2000, between Atlas Freighter Leasing III, Inc., as the Lessor and Atlas, as the Lessee (the "Leases") and the other Transaction Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and the condition of Atlas and its Subsidiaries during the accounting period covered by the attached financial statements.3 The terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) shall be used in this Certificate as therein defined; and

                  (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event that constitutes a Default or Lease Event of Default under any Lease during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

         [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Atlas has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________]

_____________________________
(3) Compliance Certificate delivered on the date on which the Leases are executed and delivered shall provide financials for the fourth quarter fiscal period most recently ended.

                                                                       Exhibit D
                                                                          Page 2

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____________ day of ____________, 200__ pursuant to subsection 6(a)(3) of each Lease.

                                           ATLAS AIR, INC.

                                           By__________________________________
                                             Name:
                                             Title:

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE

                  This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of _____________, 200__ and pertains to the period from _____________, 200__ to _________________, 200__. Subsection
references herein relate to subsections of each Lease.

A.           INDEBTEDNESS

             1.       Indebtedness permitted under subsection 7(a)(9):                         $__________

             2.       Aggregate liability, contingent or otherwise, outstanding under
                      subsection 7(d)(6):                                                      $__________

             3.       Maximum permitted under subsection 7(a)(9)
                      ($50,000,000-(A.2)):                                                     $__________

B.           LIENS

             1.       Indebtedness secured by Liens permitted under subsection 7(b)A(iii):     $__________

             2.       Maximum permitted under subsection 7(b)A(iii):                           $10,000,000

C.           INVESTMENTS

             1.       Consolidated book value of the assets of Atlas and its Subsidiaries:     $__________

             2.       15% of C.1:                                                              $__________

             3.       Investments permitted under subsection 7(c)(iii):                        $__________

             4.       Maximum permitted under subsection 7(c)(iii)(C.2):                       $__________

             5.       Investments permitted under subsection 7(c)(vi):                         $__________

             6.       Maximum permitted under subsection 7(c)(vi):                             $15,000,000

D.           INVESTMENTS IN JOINT VENTURES(4)

             1.       Amount provided under subsection 7(c)(iv)(A):                            $50,000,000

             2.       20% of Consolidated Net Income for fiscal year:                          $__________

             3.       Restricted Junior Payments with respect to Common Stock declared or
                      paid during fiscal year:                                                 $__________

             4.       Contributions to capital of Special Purpose Subsidiaries during fiscal
                      year:                                                                    $__________

             5.       Investments made under subsection 7(c)(iv):                              $__________

             6.       Maximum permitted under subsection 7(c)(iv) (1+2-3-4):                   $__________

E.           CONTINGENT OBLIGATIONS

             1.       Contingent Obligations permitted under subsection 7(d)(6):               $__________

             2.       Indebtedness outstanding under subsection section 7(a)(9):               $__________

             3.       Maximum permitted under subsection 7(d)(6) ($50,000,000 - (E.2)):        $__________

F.           RESTRICTED JUNIOR PAYMENTS(5)

             1.       Lesser of 20% of Consolidated Net Income for fiscal year and
                      $15,000,000:                                                             $__________

             2.       Restricted Junior Payments with respect to Common Stock declared and
                      paid under subsection 7(e)(2):                                           $__________

             3.       Maximum permitted under subsection 7(e)(2) (F.1):                        $__________

-------------------------
(4) To be determined with respect to Compiance Certificate delivered with delivery of year-end financial statements pursuant to subdivision 6(a)(3)in respect of such fiscal year, beginning with fiscal year 2000.

(5) To be determined with respect to Compiance Certificate delivered with delivery of year-end financial statements pursuant to subdivision 6(a)(3)in respect of such fiscal year.

G.           MINIMUM INTEREST COVERAGE RATIO (FOR THE FOUR-FISCAL QUARTER PERIOD ENDING
             ___________, 200__)

             1.       Consolidated Net Income:                                                 $__________

             2.       Consolidated Interest Expense:                                           $__________

             3.       Provisions for taxes based on income:                                    $__________

             4.       Total depreciation expense:                                              $__________

             5.       Total amortization expense:                                              $__________

             6.       Other non-cash items reducing Consolidated Net Income:                   $__________

             7.       Other non-cash items increasing Consolidated Net Income:                 $__________

             8.       All cash expenditures relating to reserves on the December 31, 1999,
                      balance sheet:                                                           $__________

             9.       Consolidated Adjusted EBITDA (adjusted for periods ending prior to
                      December 31, 1999) (1 + 2 + 3 + 4 + 5 + 6 - 7) - 8 :                     $__________

             10.      Interest Coverage Ratio (9):(2):                                          ____:1.00

             11.      Minimum ratio required under subsection 7(f)(i):                          ____:1.00

H.           MAXIMUM LEVERAGE RATIO (AS OF _____________, 200__)

             1.       Consolidated Total Debt:                                                 $__________

             2.       Cash and Cash Equivalents in excess of $25,000,000:                      $__________

             3.       Consolidated Rental Payments:                                            $__________

             4.       Consolidated Adjusted EBITDA (G.9 above):                                $__________

             5.       Leverage Ratio (H.1 - H.2) + (7 x H.3) : (H.4 + H.3):                     ____:1.00

             6.       Maximum ratio permitted under subsection 7(f)(ii):                        ____:1.00

I.           MINIMUM CONSOLIDATED NET WORTH (AS OF ___________, 200__)

             1.       Consolidated Net Worth:                                                  $__________

             2.       Minimum required under subsection 7(f)(iii):                             $__________

J.           MINIMUM LIQUIDITY  (AS OF ______________, 200__)

             1.       Unrestricted Cash and Cash Equivalents:                                  $___________

             2.       Minimum required under subsection 7(f)(iv):                              $200,000,000

K.           FUNDAMENTAL CHANGES

             1.       Aggregate value of assets sold in Asset Sales during current fiscal
                      year permitted under subsection 7(g)(3):                                 $__________

             2.       Maximum permitted under subsection 7(g)(3):                              $100,000,000

             3.       Aggregate value of assets sold in Asset Sales after Closing Date in one
                      or more transactions permitted under subsection 7(g)(3):                 $__________

             4.       Maximum permitted under subsection 7(g)(3):                              $500,000,000

L.           CONSOLIDATED CAPITAL EXPENDITURES

             1.       Consolidated Capital Expenditures for fiscal year-to-date:               $__________

             2.       Maximum Consolidated Capital Expenditures Amount permitted under
                      subsection 7(g)(8) for fiscal year:                                      $__________

M.           LEASES

             1.       Consolidated Rental Payments made during current fiscal
                      year in respect of up to eight 747-400F aircraft subject
                      to Operating Leases as of the Initial Borrowing Date:                      $__________

             2.       Consolidated Rental Payments in respect of up to two 747-400F aircraft
                      per year, subject to the Boeing agreement:                                $__________

             3.       Consolidated Rental Payments incurred in connection with sale and
                      leaseback transactions described in subsection 7(j):                      $__________

             4.       Consolidated Rental Payments assumed pursuant to acquisitions permitted
                      under subsection 7(g)(5):                                                 $__________

             5.       Consolidated Rental Payments in effect during current fiscal year:
                                                                                                $__________

             6.       Maximum permitted under subsection 7(i) (L.1 + L.2 + L.3 + L.4 +
                      $35,000,000):                                                             $__________